UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Two Harbors Investment Corp.
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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT April 3, 2024 | NYSE: TWO

Dear Fellow Stockholders:

On behalf of the Board of Directors of Two Harbors Investment Corp., I am pleased to invite you to our 2024 Annual Meeting of Stockholders. As in years past, we will host our annual meeting virtually via live webcast on Wednesday, May 15, 2024, at 10:00 a.m. Eastern Time, enabling all stockholders to participate fully and equally from any location at no cost.

We value the views of our stockholders and look forward to continuing our dialogue on the priorities for the company. We have highlighted the company’s achievements and shared our outlook in the Letter to Stockholders included in our 2023 Annual Report. During 2023, we accomplished several important objectives that we believe will position our company for long-term success and deliver value to our stockholders. We closed the acquisition of RoundPoint Mortgage Servicing LLC, a transformative transaction that reinforces our commitment to our investment in mortgage servicing rights as a core and essential part of our business. We strategically optimized our capital structure through the issuance of 17.1 million shares of common stock as well as the repurchase of 735,624 shares of preferred stock, which lowered our ratio of preferred stock to common equity. Finally, despite the volatile market environment in 2023, we delivered value to stockholders through total dividends paid of $1.95 per common share, equivalent to an average dividend yield of 14%.

It is important that your shares of common stock be represented at our Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the virtual meeting. Accordingly, we encourage you to authorize your vote as soon as possible by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you receive for our Annual Meeting, which we will commence mailing on or about April 3, 2024.

The Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Annual Meeting and the details for accessing the meeting webcast. We use this “Notice and Access” method of furnishing proxy materials to you over the Internet, providing you with a convenient way to access our proxy materials and vote your shares, while allowing us to reduce the environmental impact and costs of printing and distributing our Annual Meeting materials.

We hope you are able to attend our virtual Annual Meeting of Stockholders. As always, thank you for your support of Two Harbors.
Sincerely,
William Greenberg
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date:    Wednesday, May 15, 2024
Time:    10:00 a.m. Eastern Time
Website:    www.virtualshareholdermeeting.com/TWO2024
Agenda:     (1) To elect as directors the nine nominees named in the accompanying Proxy Statement, each to serve until our next annual meeting of stockholders and until their successor is elected and qualified;
(2)To hold an advisory vote relating to the compensation of our executive officers;

(3)    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
(4)    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date:    You may vote at the Annual Meeting if you were a holder of record of our common stock as of the close of business on March 20, 2024.
Proxy Materials:    On or about April 3, 2024, we expect to begin mailing a Notice of Internet Availability of Proxy Materials, which contains information regarding how to access our proxy materials and vote. Our Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.
Admission:    You may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/TWO2024. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Questions:     You may submit a question prior to the Annual Meeting online at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/TWO2024.

BY ORDER OF THE BOARD OF DIRECTORS,

Rebecca B. Sandberg
Vice President, Chief Legal Officer and Secretary
April 3, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2024:

Our Proxy Statement and 2023 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.proxyvote.com.

PROXY STATEMENT: EXECUTIVE SUMMARY
This executive summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You are encouraged to read the entire Proxy Statement carefully before voting, including the section titled “General Information About the 2024 Annual Meeting and Voting” beginning on page 59 and information about Forward-Looking Statements on page 59 that are included in this Proxy Statement. Page references are provided to help you find further information in this Proxy Statement.

2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 15, 2024 | 10:00 a.m. Eastern Time
Website:	www.virtualshareholdermeeting.com/TWO2024
Voting Eligibility:	Common stockholders as of the record date of March 20, 2024

VOTING MATTERS

Proposal (Page Number)	Board Recommendation
1.Election of nine directors (p. 4)	FOR all nominees
2.Advisory vote relating to executive compensation (p. 56)	FOR
3.Ratification of Ernst & Young LLP as our independent registered public accounting firm (p. 57)	FOR

CASTING YOUR VOTE PRIOR TO THE ANNUAL MEETING
Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at our Annual Meeting. You may cast your vote by:

Internet www.proxyvote.com	Telephone 1-800-690-6903	Mail Return your proxy card in the envelope provided

The deadline for voting in advance of the Annual Meeting is 11:59 p.m. Eastern Time on May 14, 2024. For details on how to vote, see “General Information about the 2024 Annual Meeting and Voting” on page 59.

CASTING YOUR VOTE DURING THE ANNUAL MEETING
You may vote during the Annual Meeting by logging in to www.virtualshareholdermeeting.com/TWO2024 and following the instructions provided. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

CORPORATE RESPONSIBILITY:
ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS
We invest in both mortgage servicing rights and residential mortgage-backed securities, and, through our subsidiary RoundPoint Mortgage Servicing LLC, we operate a fully-licensed mortgage loan servicer. We are committed to conducting our operations in a safe, compliant and environmentally-conscious manner with the goal of serving the interests of all our stakeholders – our people, business partners, customers, communities and stockholders – who collectively contribute to our success.
CORPORATE GOVERNANCE HIGHLIGHTS
Our Board of Directors is committed to maintaining the highest standards of business conduct and corporate governance. We have adopted a Code of Business Conduct and Ethics and Corporate Governance Guidelines that, along with our Charter, Bylaws and Board committee charters and other policies, provide the framework for our governance practices and how we conduct our business.

✓Director Independence. All of our directors, other than our CEO, are independent. Our Chairperson is also an independent director.
✓Executive Sessions. Our independent directors meet regularly in executive session without management.
✓Declassified Board. All directors are elected on an annual basis, via a majority vote standard.
✓Annual Board Evaluations. The Board and each Board committee conducts an annual evaluation of its performance.
✓Compliance. We require rigorous annual compliance training for all employees.
✓Cybersecurity. The Board oversees our IT and cybersecurity risks and is briefed regularly by our Chief Information Security Officer.

✓Internally Managed. We are an internally managed company, which provides for better alignment with the interests of our stockholders.
✓Stock Ownership. We have robust stock ownership requirements for directors and executive officers.
✓Clawback Policy. We have a policy that provides for the recoupment of incentive compensation paid to our senior management in the event of financial restatements or other misconduct detrimental to our company.
✓Anti-Hedging/Pledging. Our directors and executives are prohibited from hedging or pledging company stock.
✓No Poison Pill. We are not subject to any stockholder rights plan or poison pill.

OUR PEOPLE AND OUR CULTURE
Our people are the foundation of our success. We applaud teamwork and collaboration to develop a shared understanding of responsibilities, priorities and expectations. This drives efficiencies, promotes idea exchange and empowers us to learn from the diverse experiences our colleagues. Our culture is focused on providing a sense of community, where all employees have the opportunity to thrive professionally. We emphasize culture and competitive compensation and benefits in order to attract and retain the industry’s top talent.

✓Diversity and Inclusion. We are committed to supporting a diverse workforce, with over 60% of our workforce in the aggregate identifying as female, racially/ethnically diverse, or both. We require diversity and inclusion and workplace harassment training for all employees in an effort to provide a workplace where all of our people can succeed. We strive to foster a workplace culture where each employee brings their unique perspectives, abilities and experiences, which contribute to driving organizational value.
✓Compensation and Benefits. We have a market competitive compensation program designed to align the interests of our employees with those of our stockholders. We offer competitive wages, a 401(k) plan with an employer match contribution, health and welfare benefits, generous paid time off, and a variety of personal and family leave options.

✓Professional Development. We encourage the professional development of our people through leadership development training, talent management and tuition reimbursement programs. We offer a wide variety of educational opportunities through our learning management platform.
✓Engagement. We conduct periodic pulse surveys to obtain valuable insights from employees on topics such as culture, education, benefits and engagement, and have a consistent participation rate of more than 70%.
✓Work-Life Integration. Our work-life integration and flexibility policy provides employees the opportunity to balance their professional and personal obligations.
✓Health and Well-being. We sponsor events and programs that promote the health and well-being of employees, including an employee assistance program and reduced-fee health club memberships.

ENVIRONMENTAL
We are committed to promoting a more environmentally-conscientious workplace by striving to use resources efficiently and responsibly. We promote environmentally-friendly solutions within our workspaces, such as:

✓Recycling containers in all kitchen common areas and at each employee’s desk
✓Public transit accessible and company paid (up to IRS maximum limits)
✓Energy Star certified computers, laptops, monitors and printers
✓Motion sensor control lighting in most offices and conference rooms

✓Recycling of electronic equipment and ink cartridges
✓Reusable plates, drinkware and utensils supplied for employees where practical in order to minimize the use of disposable kitchen products
✓Filtered water dispensers installed to discourage use of plastic water bottles by employees
✓Sleep settings enforced on computers, laptops, monitors and printers to reduce energy consumption

✓In 2021, we relocated our Minnesota headquarters to a newly-constructed LEED Silver Certified and Energy Star Labeled office building that has numerous sustainable amenities, reflecting our commitment to environmental responsibility as well as promoting the health and well-being of our employees. These amenities include: LED fixtures, daylight harvesting, occupancy lighting sensors, air quality and CO2 sensors, filtered water, electric vehicle charging stations, a bike room and access to bike trails for commuting, easy access to public transit, fitness facilities, direct access to green space, infrared cameras at entries and emergency pandemic response plans.

✓For our servicing customers, we actively engage in and encourage electronic communications. In our communications, we provide the option for our customers to go "paperless", which means that they can opt to receive their monthly statements digitally. In 2023, our efforts resulted in the conversion of 38% of our customers to paperless statements.

FOCUS ON COMMUNITIES
We understand the important role home ownership plays in our society, not just from an economic or investment standpoint, but to the health, safety and stability of our community members and customers. We are committed to strengthening our local communities through the support of charitable organizations allied with the housing sector.

✓Charitable Partnerships. We support charitable organizations allied with the housing sector, and in particular those that provide housing support to underserved families and children in need.
✓Charitable Donations. In addition to company contributions, we match dollar-for-dollar (up to a cap) the cash donations made by our people to approved housing-related charities.

✓Employee-Driven. Our charity committee is comprised of employees who help drive decision-making and take an active role serving as company liaisons to our charitable partners.
✓Volunteer Opportunities. We provide our people with the chance to give back through volunteer opportunities with our charitable partners in the housing sector.

STOCKHOLDER ENGAGEMENT
We value our stockholders’ perspectives and, throughout the year, interact with stockholders in a variety of forums. Our Chief Executive Officer, Chief Investment Officer, Chief Financial Officer and Head of Investor Relations regularly engage with current investors, prospective investors, and investment analysts in one-on-one meetings, at investor conferences and other events, and through our quarterly financial results calls.
As a complement to the ongoing dialogue, we regularly communicate updates on our business strategy, performance and other key developments through a range of media including our website, press releases, and U.S. Securities and Exchange Commission (“SEC”) filings, including our Annual Report and Proxy Statement.
We value the feedback we receive as a result of this engagement and believe it is an important part of our ongoing efforts to ensure that our disclosures are transparent, timely and accessible. Our Investor Relations department is the primary point of contact for stockholder engagement. Stockholders may contact us via phone at (612) 453-4100 or via email at investors@twoharborsinvestment.com. Information is also available on our website at www.twoharborsinvestment.com.

PROPOSAL 1: ELECTION OF DIRECTORS
Overview of Director Nominees
    The Board of Directors has nominated the nine individuals listed below for election at the 2024 Annual Meeting. All director nominees are independent, other than our Chief Executive Officer. If elected at the Annual Meeting, all nominees are expected to serve until our next annual meeting in 2025.

		Director Since		Other Public Company Boards	Committee Membership (1)
Name	Age		Independent		AC	CC	NCGC	ROC
E. Spencer Abraham	71	2014	Yes	3		C	•
James J. Bender	67	2013	Yes	0		•	C
Sanjiv Das	62	2024	Yes	0	•		•
William Greenberg	56	2020	No	0
Karen Hammond	67	2018	Yes	0	•		•
Stephen G. Kasnet	78	2009	Yes	1	C			•
W. Reid Sanders	74	2009	Yes	2	•	•		•
James A. Stern	73	2018	Yes	0		•		•
Hope B. Woodhouse	67	2012	Yes	3	•			C
(1) Committee membership references are as follows: “AC” refers to the Audit Committee; “CC” refers to the Compensation Committee; “NCGC” refers to the Nominating and Corporate Governance Committee; and “ROC” refers to the Risk Oversight Committee. In addition, the “C” designation refers to each respective committee chairperson.

88.9% Independent		68 Years Average Age	4 New Directors since 2018
8 Years Average Tenure
22% Gender Diversity(1)	22% Ethnic Diversity(2)
(1)Two of our nine directors, Karen Hammond and Hope B. Woodhouse, are women. (2)Two of our nine directors, E. Spencer Abraham and Sanjiv Das, are ethnically diverse.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IDENTIFIED BELOW UNDER “DIRECTOR NOMINEES”

Board Composition
Pursuant to our Bylaws, our directors are elected by stockholders each year at our annual meeting to serve terms expiring at the next annual meeting. Our Bylaws provide that our Board of Directors may be comprised of no less than the number of directors required by the Maryland General Corporation Law and no more than 15, with the precise number to be set by our Board of Directors. The Board of Directors has set the size of our Board at nine, and our Board is currently comprised of nine directors.
Director Nominations
Action will be taken at the Annual Meeting for the election of nine directors, each to hold office until our annual meeting of stockholders to be held in 2025 and until his or her successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Information concerning each of the nine director nominees standing for election to our Board of Directors at the Annual Meeting is set forth below. Each of the nominees has been recommended for nomination by our Nominating and Corporate Governance Committee and nominated by our Board of Directors. It is expected that each of the director nominees will be able to serve, but if any such nominee is unable to serve or for good cause will not serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees.
We believe that each of the director nominees displays:
✓personal and professional integrity;
✓satisfactory levels of education and/or business experience;
✓business acumen;
✓an appropriate level of understanding of our business and its industry and other industries relevant to our business;
✓the ability and willingness to devote adequate time to the work of our Board of Directors and its Committees;
✓a fit of skills and personality with those of our other directors that helps build a board that is effective and responsive to the needs of our company;
✓strategic thinking and a willingness to express ideas;
✓a diversity of experiences, expertise and background; and
✓the ability to represent the interests of our stockholders.
The information presented below regarding each director nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that the nominee should be nominated to stand for election to serve as a director.

Director Nominees

E. Spencer Abraham
Director since: 2014 Age: 71 Board Committees: Compensation (Chair); Nominating and Corporate Governance	E. Spencer Abraham is an independent member of the Board of Directors and has served as a director of our company since May 2014. Since 2005, Secretary Abraham has served as the Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. He represented the State of Michigan in the United States Senate prior to being selected by President George W. Bush as the tenth U.S. Secretary of Energy. During his tenure at the Energy Department from 2001 through January 2005, he developed policies and regulations to ensure the nation's energy security, was responsible for the U.S. Strategic Petroleum Reserve, oversaw domestic oil and gas development policy, and developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries. Secretary Abraham serves as a director of PBF Energy Inc. (NYSE: PBF), where he is a member of its compensation and nominating and corporate governance committees; Uranium Energy Corp. (NYSE: UEC), where he is the Chairman of the Board; NRG Energy, Inc. (NYSE: NRG), where he is Chairman of its compensation committee; and Emissions Reduction Corp., a private company. Secretary Abraham previously served as a director of Occidental Petroleum Corporation (NYSE: OXY), as a director of GenOn Energy, Inc. and as a director and member of the nominating and corporate governance and compensation committees of ICx Technologies. He also previously served on the board of directors for C3 IoT and was a member of the board of trustees for the California Institute of Technology. He is also a senior advisor to Blank Rome Government Relations LLC. Secretary Abraham holds a J.D. from Harvard Law School. We believe Secretary Abraham is qualified to serve as a director of the company because of his extensive public company board experience.
James J. Bender
Director since: 2013 Age: 67 Board Committees: Compensation; Nominating and Corporate Governance (Chair)
James J. Bender is an independent member of our Board of Directors and has served as a director of our company since May 2013. Mr. Bender served as Senior Vice President Special Projects of WPX Energy, Inc. (NYSE: WPX) from May 2014 to July 2014. Previously, he served as the President and Chief Executive Officer of WPX Energy and as a member of the WPX Energy board of directors from December 2013 to May 2014 and was Senior Vice President and General Counsel of WPX Energy from April 2011 to December 2013. From December 2002 to December 2011, he served as General Counsel and Corporate Secretary of The Williams Companies Inc. and, from September 2005 to December 2011, he also served as General Counsel of Williams Partners GP LLC, the general partner of Williams Partners L.P. Mr. Bender served as the General Counsel of the general partner of Williams Pipeline Partners L.P., from 2007 until its merger with Williams Partners in August 2010. Mr. Bender served on the senior advisory board of Orion Infrastructure Capital, a privately-held private equity firm until June 2023. Mr. Bender served as director of the general partner of Shell Midstream Partners, L.P. (NYSE: SHLX) from October 2014 to October 2022. Mr. Bender also served as director and Chairman of the board of directors for Apco Oil & Gas International Inc. (NASDAQ: APAGF), an affiliate of WPX Energy, Inc., from December 2013 to August 2014. Mr. Bender received a Bachelor’s degree in mathematics from St. Olaf College and a J.D. from the University of Minnesota Law School. We believe Mr. Bender is qualified to serve as a director because of his experience with and knowledge of corporate governance, regulatory matters and issues applicable to a public company and its board of directors.

Sanjiv Das
Director since: 2024 Age: 62 Board Committees: Audit; Nominating and Corporate Governance
Sanijv Das is an independent member of our Board of Directors and has served as a director of our company since March 2024. Mr. Das has served as President of Pagaya Technologies Ltd. (NASDAQ: PGY) since October 2023. In this role, he oversees the strategy and growth of Pagaya’s commercial business. Previously, Mr. Das served as Chief Executive Officer of Caliber Home Loans, Inc. from 2016 to 2021. Prior thereto, Mr. Das served as Head of International Businesses at First Data Corporation, a KKR-owned company, from 2014 to 2016 and held positions as Chief Executive Officer, President and Chairman of the Board for the mortgage division of Citibank, N.A. from 2008 to 2013. During his career, Mr. Das has also held senior roles at Morgan Stanley, American Express and Bank of America. Mr. Das has served on the board of the Housing Policy Council and was an active member of the Mortgage Bankers Association. He is also a member of the Leonard Bernstein Circle of The New York Philharmonic and serves on the board of American Friends of The Cite du Vin. We believe Mr. Das is qualified to serve as a director because of his knowledge of the mortgage industry and experience as an executive in financial services.

William Greenberg
Director since: 2020 Age: 56	William Greenberg is our President and Chief Executive Officer and a member of our Board of Directors. Mr. Greenberg has served as President and Chief Executive Officer since June 2020 and as a director since September 2020. Mr. Greenberg previously served as our Chief Investment Officer from June 2021 to August 2022, as our Co-Chief Investment Officer from January 2020 to June 2020 and as Co-Deputy Chief Investment Officer from June 2018 to January 2020. Mr. Greenberg has over 25 years of experience managing portfolios of structured finance assets. Prior to joining Two Harbors in 2012, Mr. Greenberg was a Managing Director at UBS AG, holding various senior positions with responsibilities including managing the mortgage repurchase liability risk related to over $100 billion of RMBS and whole loans issued and/or sold by UBS. Additionally, Mr. Greenberg was Co-Head of Trading within the SNB StabFund, including managing $40 billion of legacy RMBS, ABS, and CMBS. Prior to joining UBS, Mr. Greenberg was a Managing Director at Natixis NA, where he co-managed portfolios of RMBS and Agency mortgage servicing rights. Mr. Greenberg holds a B.S. degree in physics from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in theoretical nuclear physics from the University of Washington. We believe Mr. Greenberg is qualified to serve as a director because of his extensive knowledge of our company’s business and investment strategies.

Karen Hammond
Director since: 2018 Age: 67 Board Committees: Audit; Nominating and Corporate Governance	Karen Hammond is an independent member of our Board of Directors and has served as a director of our company since July 2018. Ms. Hammond served as a director of CYS Investments, Inc. (“CYS”) from October 2014 until its merger with Two Harbors. Ms. Hammond served as Managing Director of Devonshire Investors, a private equity group within Fidelity, from 2007 through 2013. From 1993 to 2007, Ms. Hammond held various positions at Fidelity. She was Vice President and Chief Administrative Officer in Equity Research for Fidelity Management & Research Company, Vice President-Associate Group Leader in International Equities for Fidelity Management & Research Company, Chief Operating Officer of Investments in Fidelity Investments Japan, Senior Vice President and Corporate Treasurer at FMR Corp., and Senior Vice President of Investment Services for Fidelity Management & Research Company. Before serving at Fidelity, Ms. Hammond was Treasurer and Chief Financial Officer at the Boston Five Cents Savings Bank. Ms. Hammond serves as a member of the Rhode Island State Investment Commission, a trustee of Rhode Island School of Design, a member of the Board of Governors for the RISD Museum, a director of Blue Cross Blue Shield of Rhode Island, and as an independent board member of the Mainstay Group of Funds. Ms. Hammond previously served as a board member of Moses Brown School and as Vice Chair of the Nellie Mae Education Foundation. Ms. Hammond was initially appointed as a director pursuant to contractual rights of CYS granted in the merger agreement between Two Harbors and CYS. We believe Ms. Hammond is qualified to serve as a director because of her diverse experience in investment management, fixed income and mortgage banking, private equity, corporate treasury and banking.
Stephen G. Kasnet
Director since: 2009 Age: 78 Chairman of the Board Board Committees: Audit (Chair); Risk Oversight
Stephen G. Kasnet is an independent member and the Chairman of our Board of Directors. He has been a director of our company since our merger with Capitol Acquisition Corp. (“Capitol”) in October 2009. Mr. Kasnet serves as a director of Granite Point Mortgage Trust Inc. (NYSE: GPMT), where he is Chairman of the board and the audit committee. He served as a director of Silver Bay Realty Trust Corp. (NYSE: SBY) from 2012 to 2017, as director and Chairman of Juniper Pharmaceuticals, Inc. (formerly Columbia Laboratories, Inc.)(NASDAQ: JNP) from 2004 to 2015, and was the Chairman of Dartmouth Street Capital LLC, a private investment firm, from 2007 through October 2009. He was also the President and Chief Executive Officer of Raymond Property Company LLC, from 2007 through October 2009. From 1995 to 2000 he served as Executive V.P. of Pioneer Group and President of Pioneer Real Estate and Pioneer Global Institutional Advisors. From 2000 to 2006, he was President and Chief Executive Officer of Harbor Global Company, Ltd., and President of PioGlobal Asset Management. From 1986 to 2002, Mr. Kasnet was a director and member of the executive committee of The Bradley Real Estate Trust. He was Chairman of Warren Bank from 1990 to 2003. He has also held senior management positions with other financial organizations, including: Pioneer Group, Inc.; First Winthrop Corporation; Winthrop Financial Associates; and Cabot, Cabot and Forbes. He previously held directorships at First Ipswich Bank, GoodBulk Ltd., Rubicon Ltd (NZX: RBC), Republic Engineered Products and FTD, Inc. He is a trustee of the Governor’s Academy, a private coed boarding high school in Byfield, Massachusetts. Mr. Kasnet received a B.A. from the University of Pennsylvania. We believe Mr. Kasnet is qualified to serve as a director based on his audit committee experience and his experience as a director of public companies.

W. Reid Sanders
Director since: 2009 Age: 74 Board Committees: Audit; Compensation; Risk Oversight
W. Reid Sanders is an independent member of our Board of Directors and has served as a director of our company since our merger with Capitol in October 2009. Since 2010, he has served as a director and member of the audit committee of Mid-America Apartment Communities, Inc., a Delaware REIT that owns and operates apartment complexes (NYSE: MAA). He also currently serves as a director and a member of the audit committee and compensation committee of Granite Point Mortgage Trust Inc. (NYSE: GPMT) and previously served as a director of Silver Bay Realty Trust Corp. (NYSE: SBY). Mr. Sanders currently serves as the President of Sanders Properties, Inc., a real estate company; is a member of the board, executive committee, strategic planning committee and nominating and corporate governance committee of Independent Bank, a bank holding company; serves on the Investment Committee at Cypress Realty, a real estate company; and is on the Advisory Board of SSM Venture Partners III, L.P., a private venture capital firm. He previously held directorships at Two Rivers Capital Management, Harbor Global Company Ltd., PioGlobal Asset Management, The Pioneer Group Inc., and TBA Entertainment Corp. Mr. Sanders was the co-founder and former Executive Vice President of Southeastern Asset Management, and former President of Longleaf Partners Mutual Funds from 1975 to 2000. Mr. Sanders is Chairman of the Hugo Dixon Foundation, is a trustee of the Dixon Gallery and Gardens and the Dixon Gallery and Gardens Endowment and is a former trustee of the TN Shakespeare Company, The Jefferson Scholars Foundation, the Hutchison School, Rhodes College and the Campbell Clinic Foundation. He received a Bachelor’s degree of Economics from the University of Virginia. We believe Mr. Sanders is qualified to serve as a director because of his broad business experience, his expertise with audits and financial statements, and experience as a director of public companies.

James A. Stern
Director since: 2018 Age: 73 Board Committee: Compensation; Risk Oversight	James A. Stern is an independent member of our Board of Directors and has served as a director of our company since July 2018. Mr. Stern served as a director of CYS from 2006 until its merger with Two Harbors. As Chairman and Chief Executive Officer of The Cypress Group, Mr. Stern managed the firm’s investing activities. Mr. Stern currently serves as director of Merchants National Properties, Inc. since 2012. He served as a director of OHA Investment Corp. from 2014 until it was acquired in 2019. He has served on the boards of directors of a number of corporations including Affinia Group, Infinity Broadcasting, WESCO International, Inc., Lear Corporation, and Cinemark USA, Inc. Prior to founding The Cypress Group in 1994, Mr. Stern had a twenty year career with Lehman Brothers. He joined the firm in 1974 and was named Managing Director in 1982. In 1988, he joined the firm’s management committee and became Co-Head of Investment Banking. He was named Head of Merchant Banking in 1989. Mr. Stern was a trustee of Tufts University from 1982 to 2013 and was Chairman from 2003 to 2013. He is a board member of several charitable organizations including WNET, the Jewish Museum and the Cancer Research Foundation. Mr. Stern was appointed as a director pursuant to contractual rights of CYS granted in the merger agreement between Two Harbors and CYS. We believe Mr. Stern is qualified to serve as a director because of his experience in investments and capital markets and as a director of public companies.

Hope B. Woodhouse
Director since: 2012 Age: 67 Board Committees: Audit; Risk Oversight (Chair)	Hope B. Woodhouse is an independent member of our Board of Directors and has served as a director of our company since May 2012. She has served as a director of Granite Point Mortgage Trust Inc. (NYSE: GPMT) since June 2017, as a trustee of Acadia Realty Trust (NYSE: AKR) since January 2023 and as a director of Monro, Inc. (NASDAQ: MNRO) since February 2023. Ms. Woodhouse has over 25 years of experience in the financial services industry at top-ranked, global alternative asset management firms and broker dealers. From 2005 to 2009, she served as Chief Operating Officer and as a member of the management committee of Bridgewater Associates, Inc. Between 2003 and 2005, Ms. Woodhouse was President and Chief Operating Officer of Auspex Group, L.P., and was Chief Operating Officer and a member of the management committee of Soros Fund Management LLC from 2000 to 2003. Prior to that, she held various executive leadership positions, including at Tiger Management L.L.C., and Salomon Brothers Inc. She has previously served as a director of Piper Jaffray Companies (NYSE: PJC), Seoul Securities Co. Ltd., Soros Funds Limited, and The Bond Market Association and as a member of the investment committee at Phillips Academy, Andover, Massachusetts. Ms. Woodhouse also serves on the board of Children’s Services Advisory Committee of Indian River County, and is a trustee of the Tiger Foundation. Ms. Woodhouse received an A.B. degree in Economics from Georgetown University and an M.B.A. from Harvard Business School. We believe Ms. Woodhouse is qualified to serve as a director because of her background in the financial services industry and her experience serving in executive management roles.

Corporate Governance Policies and Practices
Our Board of Directors is committed to maintaining the highest standards of business conduct and corporate governance. As described more fully below, we have adopted a Code of Business Conduct and Ethics applicable to the conduct of our directors and all employees. We have also adopted Corporate Governance Guidelines, which, in conjunction with our Articles of Incorporation, Bylaws and our board committee charters, provide the framework for our corporate governance practices.
You may access our Code of Business Conduct and Ethics, Corporate Governance Guidelines, the charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Oversight Committee, and certain other policies under “Governance Documents” in the Corporate Responsibility section of our website at www.twoharborsinvestment.com or by writing to our Investor Relations department at Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416 or by email to investors@twoharborsinvestment.com.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our directors and all employees when such individuals are acting for us or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to detect and deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•full, fair, accurate, timely, and understandable disclosure in our SEC reports and other public communications;
•compliance with applicable governmental laws, rules, and regulations;
•prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the Code; and
•accountability for adherence to the Code of Business Conduct and Ethics.
All of our employees are required to complete rigorous annual compliance training, including on the Code of Business Conduct and Ethics. Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our Board of Directors or a committee thereof and will be promptly disclosed as required by law or stock exchange regulations. The Code of Business Conduct and Ethics was most recently updated and approved by the Board of Directors on March 23, 2022.
Director Independence
New York Stock Exchange (“NYSE”) rules require that a majority of a company’s board of directors be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined, upon the review and recommendation of our Nominating and Corporate Governance Committee, that the following directors and director nominees each meet the qualifications of an independent director: E. Spencer Abraham, James J. Bender, Sanjiv Das, Karen Hammond, Stephen G. Kasnet, W. Reid Sanders, James A. Stern and Hope B. Woodhouse.
Board Leadership Structure
Our Board of Directors is led by a Chairperson who is appointed by the directors. Both independent and non-independent directors are eligible for appointment as the Chairperson. The Chairperson presides at all meetings of our stockholders and our Board of Directors. The Chairperson performs such other duties and exercises such powers as from time to time shall be prescribed in our Bylaws or by our Board of Directors. Our Board of Directors has appointed Mr. Kasnet, an independent director, to serve as our Chairperson. We currently separate the roles of Chairperson and Chief Executive Officer.

Our Board of Directors consists of a majority of independent directors and exercises a strong, independent oversight function. All of the committees of our Board of Directors – the Audit, Compensation, Nominating and Corporate Governance, and Risk Oversight Committees – are comprised entirely of independent directors. A number of board committee processes and procedures, including regular executive sessions of independent directors, provide substantial independent oversight of our management’s performance. Under our Bylaws and Corporate Governance Guidelines, our Board of Directors has the ability to change its structure if it determines that such a change is appropriate and in the best interest of our company. Our Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.
Board Committees
Our Board of Directors has formed four committees, including our Audit, Compensation, Nominating and Corporate Governance, and Risk Oversight Committees, and has adopted charters for each of these committees. Each committee is composed exclusively of directors who meet the independence and other requirements established by the rules and regulations of the SEC and the NYSE listing standards. Additionally, the Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, non-employee directors.
The following table summarizes the current membership of each of our committees.

Director	Audit	Compensation	Nominating & Corporate Governance	Risk Oversight
E. Spencer Abraham		Chair	•
James J. Bender		•	Chair
Sanjiv Das	•		•
Karen Hammond	•		•
Stephen G. Kasnet	Chair			•
W. Reid Sanders	•	•		•
James A. Stern		•		•
Hope B. Woodhouse	•			Chair
Audit Committee
Our Audit Committee is responsible for engaging our independent registered public accounting firm, preparing Audit Committee reports, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees, and overseeing the adequacy of our internal accounting controls, which are established by management.
Our Audit Committee is, and will at all times be, composed exclusively of “independent directors” as defined under the NYSE listing standards and who otherwise meet the NYSE listing standards. Each member of our Audit Committee is also financially literate, in that they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, as a listed company, we must certify that our Audit Committee has and will continue to have at least one member who is financially sophisticated in that they have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board of Directors has determined that each of Ms. Hammond, Mr. Kasnet and Ms. Woodhouse satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert”, as defined under rules and regulations of the SEC.
Our Audit Committee’s purpose and responsibilities are more fully set forth in its charter.

Compensation Committee
The principal functions of our Compensation Committee are to:
•evaluate the performance of our executive officers;
•in consultation with senior management, establish and oversee the company’s compensation philosophy;
•review all aspects of the company’s compensation practices;
•determine and oversee the stock ownership guidelines for our executive officers;
•prepare Compensation Committee reports for the company's proxy statements;
•make recommendations to our Board of Directors with respect to our company’s incentive compensation plans and equity-based plans; and
•administer the issuance of any equity awards to employees.
Our Compensation Committee also reviews and makes recommendations to our Board of Directors regarding the compensation of our company’s independent directors. In reviewing and making recommendations on independent director compensation, our Compensation Committee considers, among other things, the following policies and principles:
•the compensation that is paid to directors of other companies that are comparable to us;
•the amount of time it is likely that directors will be required to devote to preparing for and attending meetings of our Board of Directors and the committees on which they serve;
•the success of our company;
•whether a director is an independent chairperson of our Board of Directors or a chairperson of one of the committees of our Board, and the time commitment related thereto;
•if a committee on which a director serves undertakes a special assignment, the importance of that special assignment to our company and its stockholders; and
•the risks involved in serving as a director on our Board of Directors or a member of its committees.
Other than our Chief Executive Officer, who is also a director, none of our executive officers are involved in determining independent director compensation, although the Committee’s independent compensation consultant and our management may support the Compensation Committee with certain information, data and other resources in connection with its compensation recommendations to our Board of Directors.
Our Compensation Committee’s purpose and responsibilities are more fully set forth in the Compensation Committee’s charter.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to our Board of Directors qualified candidates for election as directors and approves and recommends to the full Board of Directors the appointment of each of our executive officers. It also periodically prepares and submits to our Board of Directors for adoption its selection criteria for director nominees. In addition, the Nominating and Corporate Governance Committee annually recommends to our Board of Directors nominees for each committee of our Board of Directors. The Committee considers the following factors in making its recommendations to the Board of Directors: background experience, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. The Committee also conducts inquiries into the background and qualifications of potential candidates.
The Nominating and Corporate Governance Committee reviews and makes recommendations on matters involving the general operation of our Board of Directors, and facilitates the assessment of our Board of Directors’ performance and reports thereon to our Board of Directors. It also oversees and makes recommendations on corporate governance, corporate social responsibility and sustainability matters, including our company's strategies, policies and practices related thereto.
Our Nominating and Corporate Governance Committee’s purpose and responsibilities are more fully set forth in its charter.

Risk Oversight Committee
The purpose of our Risk Oversight Committee is to assist our Board of Directors in fulfilling its responsibility to oversee our company’s risks, including through the review of our investments, funding and liquidity. This Committee also assists our Audit Committee in reviewing the guidelines and policies that govern the process by which risk assessment and risk management is addressed by the company through its senior management team, Chief Risk Officer and Risk Management Committee.
Our company’s senior management team, Chief Risk Officer and Risk Management Committee are responsible for: (i) identifying the material risks to the company and its operations; (ii) creating and implementing appropriate risk management policies, procedures and practices; (iii) integrating the consideration of risk and risk management into the decision-making process of the company; and (iv) measuring risk and monitoring risk levels.
Our Risk Oversight Committee’s purpose and responsibilities are more fully set forth in its charter.
Role of Our Board of Directors in Risk Oversight; Cybersecurity Risk
Risk Oversight Generally
Our management team is responsible for assessing and managing the risks faced by our company, subject to the oversight of our Board of Directors. Our Board of Directors is responsible for oversight of our company’s risk management processes and for understanding the overall risk profile of our company. In exercising its oversight, the Board relies upon the Audit Committee to assist it in overseeing certain risks related to our company, including the quality and integrity of our financial reports, the performance and independence of our independent external auditor, the performance of our internal audit function and our policies regarding accounting and financial matters and internal controls. The Board also relies upon the Risk Oversight Committee to assist in fulfilling its responsibility to oversee the risks related to our company’s investments, funding and liquidity. The Risk Oversight Committee also assists the Audit Committee in reviewing the guidelines and policies that govern the process by which risk assessment and risk management is addressed by the company through its senior management team, Chief Risk Officer and Risk Management Committee.
Pursuant to our Risk Management Policy, the Chief Risk Officer reports to our Risk Oversight Committee on an annual basis, or more frequently as the circumstances may require, regarding: (i) our company’s risk management practices; (ii) our company’s compliance with the Risk Management Policy; (iii) breaches of or exceptions to the Risk Management Policy; (iv) the membership and composition of the Risk Management Committee; and (v) changes or proposed changes to the Risk Management Policy.
Cybersecurity Risk Oversight
We recognize the importance of protecting our information and our information technology (“IT”) systems, and assessing, identifying and managing cybersecurity-related risks have been integrated into our risk management processes. With this in mind, we focus on IT and cybersecurity measures at both an enterprise-wide operational level and an individual employee level. We have in place various methods and levels of IT and cybersecurity measures which are aimed at protecting our information and IT systems to help secure long-term value for our stockholders and other stakeholders.
Our Board of Directors is responsible for overseeing matters relating to our IT and cybersecurity risk exposures and the steps our company takes to monitor and mitigate these risks. The Board of Directors is briefed semi-annually by our senior management and Chief Information Security Officer on cybersecurity matters, or more frequently as the circumstances require. To assist our Board, we also have designated a Security and Privacy Steering Committee comprised of members of senior management and our Chief Information Security Officer to oversee data privacy and cybersecurity for the company.
Board Meetings
Our Board of Directors held five meetings during 2023. During certain meetings, the independent directors also met separately in executive session without management present to discuss various matters. During 2023, our Audit Committee held six meetings; our Compensation Committee held three meetings; our Nominating and Corporate Governance Committee held two meetings; and our Risk Oversight Committee held two meetings. Each of our directors attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which they served during 2023. Although we do not have a policy on director attendance at our annual meetings of stockholders, directors are encouraged to attend all annual meetings. Each of our then-current directors attended our virtual annual meeting of stockholders held in May 2023.
Director Nomination Process
Our Corporate Governance Guidelines provide the following minimum qualifications for directors in order to be considered for a position on our Board of Directors:
•the possession of the highest personal and professional ethics, integrity and values;
•the ability to exercise good business judgment and be committed to representing the long-term interests of the company and its stockholders;
•having an inquisitive and objective perspective, practical wisdom and mature judgment; and
•the willingness to devote the necessary time and effort to board of director duties, including preparing for and attending meetings of the Board of Directors and its committees.
In considering candidates for nomination as a director, the Nominating and Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of our Board of Directors. We endeavor to have a Board of Directors representing diverse backgrounds and a wide range of education and professional experience in areas that are relevant to our business and status as a public company. Accordingly, we are committed to seeking out highly qualified candidates of diverse gender and race, as well as taking into account other factors that promote principles of diversity, including diversity of a candidate’s perspective, background, nationality, age, disability and other demographics. With respect to the re-nomination of current directors, the Committee considers the foregoing factors as well as past participation in and contributions to the activities of our Board of Directors.
Our Nominating and Corporate Governance Committee will consider candidates recommended for nomination to our Board of Directors by our stockholders. Stockholder recommendations for nominees to the Board of Directors should be submitted in writing to our Secretary. The manner in which such Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Committee will not evaluate a candidate recommended by a stockholder unless the stockholder’s proposal provides a certification that the potential candidate consents to being named in our proxy statement and will serve as a director if elected.
Majority Voting for Directors and Director Resignation Policy
Our Bylaws provide that a director nominee will be elected by receiving the affirmative vote of a majority of the votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors to be elected). If a director nominee who is an incumbent director receives a greater number of votes “against” than votes “for” his or her election and with respect to whom no successor has been elected, such incumbent director shall promptly tender their offer to resign to our Board of Directors for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board of Directors whether or not to accept such offer, and our Board of Directors shall act on our Nominating and Corporate Governance Committee’s recommendation. In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including, among other things, whether accepting the resignation of such director would cause our company to fail to meet any applicable stock exchange or SEC rules or requirements. Thereafter, our Board of Directors shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K furnished to the SEC. Any director who tenders their resignation will not participate in our Nominating and Corporate Governance Committee’s recommendation or our Board of Directors’ action regarding whether to accept the resignation offer. If our Board of Directors does not accept the director’s resignation, such director will continue to serve until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified and until the director’s earlier resignation or removal.
In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to our Board of Directors, regardless of whether they receive a majority of votes cast.
Communications with our Board of Directors
We provide the opportunity for our stockholders and all other interested parties to communicate with members of our Board of Directors. Stockholders and all other interested parties may communicate with the independent Board members or the chairperson of any of the committees of the Board by email or regular mail. All communications should be sent to the company’s Secretary, Rebecca B. Sandberg, by email to secretary@twoharborsinvestment.com or by regular mail to the attention of the Independent Directors, or the Chair of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, or Risk Oversight Committee, as the case may be, in each instance in care of the Secretary at the company’s office at 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416.
Our Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. The Secretary will forward all appropriate communications received, or a summary of such communications, to the appropriate member(s) of our Board of Directors. However, we reserve the right to disregard any communication that we determine is unduly hostile, threatening or illegal, or does not reasonably relate to us or our business, or is similarly inappropriate. The Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
Stockholder proposals must be made in accordance with the procedures set forth in our current Bylaws or the procedures set forth in Rule 14a-8 of the Exchange Act and not the procedures set forth in the preceding paragraph or the procedures set forth under “Corporate Governance and Board of Directors – Director Nomination Process” above. Nominations for the Board of Directors may only be made in accordance with the procedures set forth in our Bylaws. Certain matters set forth in our Bylaws for stockholder proposals, including nominations for our Board of Directors, as well as certain matters set forth in Rule 14a-8 for stockholder proposals are described in “Other Matters – Stockholder Proposals and Director Nominations for 2025 Annual Meeting” in this Proxy Statement.
Director Compensation
We compensate the independent members of our Board of Directors for their service. It is our belief that director compensation should:
•align the interests of our directors and our stockholders;
•help attract and retain outstanding director candidates who meet the criteria in our Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter; and
•reflect the substantial time commitment of our directors necessary to oversee our business.
We compensate our independent directors with a mix of cash compensation and equity awards. We do not pay any compensation to non-independent directors for their service, however, all members of our Board of Directors are reimbursed for their costs and expenses of serving on the Board of Directors, including costs and expenses of attending meetings of our Board of Directors and its committees. As discussed above, the Compensation Committee Charter provides that the Compensation Committee has the primary responsibility for reviewing and recommending any changes to director compensation. Our Board of Directors reviews the Compensation Committee’s recommendations and determines the amount of director compensation.

Independent Director Compensation for 2023
For the one-year term commencing upon their election at the 2023 annual meeting of stockholders and ending at the Annual Meeting, our independent directors were eligible to earn the following fees:
•each independent director received an annual fee of $216,000, which consisted of $98,000 in cash and $118,000 in restricted stock units;
•the independent Chair of the Board of Directors received an additional fee of $150,000, which was paid half in cash and half in restricted stock units;
•the Chair of the Audit Committee received an additional fee of $20,000 in cash; and
•each of the Chairs of the Compensation, Risk Oversight and Nominating and Corporate Governance Committees received an additional fee of $15,000 in cash.
The cash portion of these annual fees is paid in four equal quarterly installments over the course of the term. The restricted stock unit portion of these annual fees was granted under our 2021 Equity Incentive Plan (“2021 Plan”). The number of restricted stock units issued on the grant date was determined using the fair market value of our common stock on the grant date, which is the closing market price on the NYSE. The restricted stock units granted to the independent directors as part of the director fees noted above fully vest on the date of the next annual meeting of the stockholders, so long as such director has complied with the terms and conditions of the applicable award agreement. In the event the director’s service terminates prior to expiration of their term for any reason other than death or disability, the director will vest in a number of restricted stock units of their award prorated to reflect the proportionate number of days served during such term. If the director’s service ends on account of death or disability, then all restricted stock units will become fully vested shares of common stock for such term. In the event the company experiences a change of control during the director’s term and, within twenty-four (24) months of the change in control the director’s service is terminated (as described in the 2021 Plan), then the director will vest in all restricted stock units awarded for such term on the date such director’s service terminates (or immediately prior to the change of control if the resulting entity in the change of control has not assumed the director’s award agreement).
Transitional Board Chair Compensation
In 2021, in recognition of his ongoing additional service and leadership related to the transition to self-management and enhanced efforts in connection with the transition of the company’s Chief Executive Officer role, the independent Chair of the Board of Directors was granted additional compensation of $200,000 per year for each of 2021, 2022, 2023 and 2024 in the form of restricted stock units. The 2023 award was granted as of the date of the 2023 annual meeting of stockholders, and the 2024 awards will be granted on the date of the annual meeting in such year, provided that the independent Chair is continuing to serve as independent Chair on such grant dates. The restricted stock units granted as of the dates of the 2021, 2022, 2023 and 2024 annual stockholder meetings fully vest on the date of the following annual meeting of stockholders. The terms and conditions with respect to these restricted stock units are otherwise consistent with those described above under “Independent Director Compensation for 2023”.

Summary of 2023 Independent Director Compensation
The following table shows the compensation of our independent directors for services in all capacities provided to us in the year ended December 31, 2023:

Name	Fees Paid in Cash (1)	Stock Awards (2)(3)	Total
E. Spencer Abraham	$113,000	$117,996	$230,996
James J. Bender	$113,000	$117,996	$230,996
Karen Hammond	$98,000	$117,996	$215,996
Stephen G. Kasnet	$193,000	$392,997	$585,997
W. Reid Sanders	$98,000	$117,996	$215,996
James A. Stern	$98,000	$117,996	$215,996
Hope B. Woodhouse	$113,000	$117,996	$230,996
(1)Totals in this column include: (a) the cash portion of the annual retainer fees paid to all independent directors; (b) the cash portion of the annual retainer fees paid to Mr. Kasnet for his services as Chair of the Board of Directors; and (c) the annual retainer fees paid to Mr. Kasnet, Mr. Abraham, Ms. Woodhouse and Mr. Bender for their services as Chair of the Audit Committee, Chair of the Compensation Committee, Chair of the Risk Oversight Committee and Chair of the Nominating and Corporate Governance Committee, respectively.
(2)Totals in this column include:(a) the equity portion of the annual retainer fees paid to all independent directors; (b) the equity portion of the annual retainer fees paid to Mr. Kasnet for his services as Chair of the Board of Directors; and (c) the third of four annual equity awards to be granted to Mr. Kasnet for his ongoing additional service and leadership related to the transition to the company’s self-management, as described above under “Transitional Board Chair Compensation”. All equity awards were granted as of May 17, 2023.
(3)The values in this column reflect the full grant date fair value of the award for financial reporting purposes in accordance with FASB ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our audited financial statements. See Note 18 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 regarding assumptions underlying the valuation of equity awards. The values are based on the $12.29 closing market price of our common stock on the NYSE on the May 17, 2023 grant date of the stock award. Other than the restricted stock units reported above, no independent director had any other stock awards outstanding as of December 31, 2023.
Director Stock Ownership Guidelines
Our directors are encouraged to own shares of our common stock in order to better align their personal interests with the interests of our stockholders. In furtherance of this objective, our directors are not permitted to sell shares of our common stock if, upon completion of such sale, the aggregate number of shares of our common stock owned by such director would have a market value of less than $300,000, provided that in connection with the vesting of stock awards, directors are permitted to sell up to 40 percent of the shares vesting for tax planning purposes. Under our Insider Trading Policy, our directors are prohibited from both hedging company stock and from pledging company stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise.

Certain Relationships and Related Party Transactions
Related Person Transaction Policies
Our Audit Committee charter requires our Audit Committee to review, approve and oversee any related party transactions involving our company and also authorizes such Committee to develop policies and procedures for its approval of related party transactions. During 2023, there were no relationships or related party transactions between us and any related party that are required to be reported in this Proxy Statement.
From time to time we may engage in ordinary course business relationships and commercial transactions with our significant stockholders, or their subsidiaries, that are deemed to be related pursuant to SEC rules.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee or Nominating and Corporate Governance Committee are or have been employed by us. None of our executive officers currently serves as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or our Compensation or Nominating and Corporate Governance Committees.
Stock Ownership
Beneficial Owners of More than Five Percent of Our Common Stock
Based on filings made under Section 13(g) of the Exchange Act, the persons known by us to be beneficial owners of more than 5% of our common stock are as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. / 55 East 52nd Street, New York, NY 10055	16,360,279 (1)	17.0%
The Vanguard Group / 100 Vanguard Blvd., Malvern, PA 19355	10,571,743 (2)	11.0%
Allspring Global Investment Holdings, LLC / 1415 Vantage Park Dr., Charlotte, NC 28203	5,150,572 (3)	5.4%
(1)Based on the Schedule 13G/A filed with the SEC on January 22, 2024, by BlackRock, Inc. on behalf of 14 separately identified subsidiary entities. BlackRock reported sole voting power with respect to 16,155,546 shares and sole dispositive power with respect to all shares.
(2)Based on the Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group as a member of a group. Vanguard reported shared voting power with respect to 70,763 shares, sole dispositive power with respect to 10,404,516 shares and shared dispositive power with respect to 167,227 shares.
(3)Based on the Schedule 13G filed with the SEC on January 10, 2024, by Allspring Global Investment Holdings, LLC on behalf of 3 separately identified entities. Allspring reported sole voting power with respect to 4,982,096 shares and sole dispositive power with respect to 5,150,572 shares.

Beneficial Ownership of Directors, Director Nominees and Named Executive Officers
Our common stock is listed on the NYSE under the symbol “TWO”. As of March 20, 2024, we had approximately 486 registered holders and 96,377 beneficial owners of our common stock. The table below sets forth information regarding the beneficial ownership of our common stock as of March 20, 2024 by each of our named executive officers, current directors, director nominees and all of such individuals as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class (3)
Directors and Director Nominees:
E. Spencer Abraham	26,632	*
James J. Bender	26,756	*
Sanjiv Das	—	*
William Greenberg (4)	111,996	*
Karen Hammond	38,687	*
Stephen G. Kasnet (5)	80,035	*
W. Reid Sanders	45,862	*
James A. Stern	44,433	*
Hope B. Woodhouse	36,034	*
Executive Officers:
Mary Riskey	46,252	*
Nicholas Letica	14,391	*
Rebecca B. Sandberg	72,263	*
Robert Rush	34,210	*
All directors, director nominees and executive officers as a group (17 individuals)	627,928	*
* Represents ownership of less than 1.0% of our outstanding common stock as of March 20, 2024.
(1)The business address for each individual is 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date on which it is calculated. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)Includes the following unvested restricted stock units (RSUs) scheduled to vest within 60 days following March 20, 2024: Mr. Abraham, 9,601 RSUs; Mr. Bender, 9,601 RSUs; Ms. Hammond, 9,601 RSUs; Mr. Kasnet, 31,977 RSUs; Mr. Sanders, 9,601 RSUs; Mr. Stern, 9,601 RSUs; Ms. Woodhouse, 9,601 RSUs; Mr. Greenberg, 17,483 RSUs; Ms. Riskey, 8,159 RSUs; and Ms. Sandberg, 9,324 RSUs. RSUs are not considered to be issued and outstanding and individuals are not entitled to vote the shares.
(3)Based on 103,474,059 shares of common stock outstanding as of March 20, 2024. Under our Insider Trading Policy, our directors and named executive officers are prohibited from both hedging company stock and from pledging company stock in any manner.
(4)Includes 3,025 shares held by Mr. Greenberg’s spouse. While Mr. Greenberg retains a pecuniary interest in these shares, he does not have dispositive or voting power with respect thereto and he disclaims any beneficial ownership interest therein.
(5)Mr. Kasnet also owns 10,000 shares of our 8.125% Series A Preferred Stock, which generally does not have voting rights; Mr. Kasnet’s holdings did not exceed 1.0% of the Series A Preferred Stock issued and outstanding as of March 20, 2024.

EXECUTIVE OFFICERS
Our Board of Directors generally appoints our executive officers annually following our annual meeting of stockholders to serve until the meeting of the Board of Directors following the next annual meeting of stockholders. Set forth below is certain information about each of our named executive officers.

William Greenberg
Age: 56
Background: William Greenberg is our President, Chief Executive Officer and member of our Board of Directors. Mr. Greenberg has served as President and Chief Executive Officer since June 2020 and director since September 2020. He previously served as our Chief Investment Officer from June 2021 to August 2022, Co-Chief Investment Officer from January 2020 to June 2020, and Co-Deputy Chief Investment Officer from June 2018 to January 2020. He has over 25 years of experience managing portfolios of structured finance assets. Prior to joining Two Harbors in 2012, he was a Managing Director at UBS AG, holding various senior positions with responsibilities including managing mortgage repurchase liability risk related to over $100 billion of RMBS and whole loans issued or sold by UBS; and Co-Head of Trading within the SNB StabFund, managing $40 billion of legacy RMBS, ABS, and CMBS. Prior to UBS, he was a Managing Director at Natixis NA, where he co-managed portfolios of RMBS and Agency MSR. Mr. Greenberg holds a B.S. degree in physics from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in theoretical nuclear physics from the University of Washington.

Mary Riskey
Age: 59
Background: Mary Riskey is our Vice President and Chief Financial Officer and has served in that capacity since February 2019. Ms. Riskey previously served as Acting Chief Financial Officer since October 2018; as Managing Director, Chief Accounting Officer since 2016; as Director, Corporate Controller since 2013; and as Director, Loan Accounting upon joining Two Harbors in 2011. She has spent the breadth of her career in financial reporting and accounting roles for public financial services companies; from 2000 to 2011, in leadership roles at GMAC ResCap, a global diversified real estate company, advancing to Senior Director, Accounting and Reporting; and from 1995 to 2000, holding several positions at Arcadia Financial LTD, including as Assistant Controller. Ms. Riskey received a B.B.A. in Accounting from the University of North Dakota.

Nicholas Letica
Age: 61
Background: Nicholas Letica is our Vice President and Chief Investment Officer and has served in that capacity since August 2022. Mr. Letica most recently served as a Managing Director at TD Securities where he was Co-Head of Securitized Products Sales and Trading and led the MBS trading business. Prior to that, Mr. Letica held the role of Managing Director / Senior Portfolio Manager at Cello Capital Management. His responsibilities included asset allocation of the MBS hedge fund portfolios, which included trading and hedging of the funds’ assets. Previously, Mr. Letica was a Managing Director at Citigroup Global Markets where he worked in the Mortgage Sales Group. Prior to that, Mr. Letica served in leadership roles at Deutsche Bank, Bank of America Securities, and Bear Stearns among others. Mr. Letica holds a B.S. degree in Chemical Engineering from The Johns Hopkins University.

Rebecca B. Sandberg
Age: 52
Background: Rebecca B. Sandberg is our Vice President, Chief Legal Officer, Secretary and Chief Compliance Officer. Ms. Sandberg was appointed as our General Counsel and Secretary in March 2013 and before that served as our Deputy General Counsel and Secretary from May 2012 until March 2013. From June 2010 to May 2012, she served as our Senior Counsel and Assistant Secretary. She also served as Secretary of Granite Point Mortgage Trust Inc. (NYSE: GPMT) following its spin-out from Two Harbors in 2017 until August 2020, and served as Granite Point’s General Counsel from 2017 to December 2019. Prior to June 2010, Ms. Sandberg was in the private practice of law where she advised public and private clients in a variety of industries, primarily in the areas of securities laws, mergers and acquisitions, capital markets transactions, corporate governance and general corporate law. She received a B.A. from the University of Minnesota and a J.D. from William Mitchell College of Law.

Robert Rush
Age: 56
Background: Robert Rush is our Vice President and Chief Risk Officer and has served in that capacity since 2014. Mr. Rush previously served as a Managing Director upon joining the Company in 2013. Prior to joining Two Harbors, Mr. Rush held a variety of positions at UBS AG in New York. During 2013, Mr. Rush was a Managing Director and Director of Risk Strategy for the Non-Core and Legacy Group, the unit established to oversee UBS’ exit from capital-inefficient businesses. From 2009 to 2012, he served as Head of Risk Analytics for the StabFund Investment Management Group, focusing on fundamental/technical analytics and interest rate risk management for a multi-billion portfolio of residential and commercial loans, RMBS, CMBS and ABS. From 2007 to 2008 Mr. Rush served as the Head CDO and Esoteric Asset Trader for the UBS Workout Group, and from 2006 to 2007 he co-managed the ABS/CMBS Derivatives Structuring Team within the Global CDO Group. From 1999 to 2006, he worked for John Hancock Financial Services, including as Vice President and Director of Quantitative Research for Declaration Management & Research; and from 1998 to 1999, he was with Queues Enforth Development as a Senior Operations Researcher. Mr. Rush holds a B.S. in Mathematics from Fordham University, an M.S. in Operations Research & Statistics from Rensselaer Polytechnic Institute, and a Ph.D. in Decision Sciences & Engineering Systems from Rensselaer Polytechnic Institute.

Alecia Hanson
Age: 43
Background: Alecia Hanson is our Vice President and Chief Administrative Officer. Prior to joining Two Harbors in 2011, Ms. Hanson served as HR Manager, Site Director of Presbyterian Homes & Services from 2007 to 2011. There, she supported a campus of 500+ employees. Some of her projects included developing policies and procedures and implementing and managing HR technology. From 2005 to 2006, Ms. Hanson was a Staffing Manager for Landmark Staffing where her client was General Electric Oil & Gas. From 2002 to 2005 she was a Human Resources Consultant for TCM Consulting, Inc. Ms Hanson received a B.S. degree in Sociology from Arizona State University.

Jason Vinar
Age: 46
Background: Jason Vinar is our Vice President and Chief Operating Officer. Prior to becoming Chief Operating Officer, Mr. Vinar was the Head of Mortgage Servicing from 2019 to 2022. From 2013 to 2019, he was a Managing Director and part of the company’s investment team, with primary responsibility for the investment strategy of the company’s portfolio of conventional MSR. Prior to joining Two Harbors in 2013, Mr. Vinar served as Director, Quantitative Modeling, Capital Market Solutions at Ameriprise Financial where he developed and implemented an equity volatility surface calibration application, an asset valuation platform for futures, options, variance swaps, and interest rate swaps, and a shock and P/L application used to manage the Variable Annuity hedging platform. From 2007 to 2010, Mr. Vinar served as Partner, Valuation Analytics for Castle Peak Capital Advisors. Since 2010, Mr. Vinar has been a Lecturer, Master of Financial Mathematics at the University of Minnesota. Mr. Vinar received a B.S. in Mathematics and Economics from the University of Wisconsin – Eau Claire, and a Master of Financial Mathematics from the University of Minnesota.

Matt Keen
Age: 50
Background: Matt Keen is our Vice President and Chief Technology Officer. Mr. Keen became our Chief Technology Officer in 2020, having previously served as Deputy Chief Technology Officer of Two Harbors since 2018. Prior to joining Two Harbors, Mr. Keen was at Ameriprise Financial from 2003 to 2018, where he was most recently the Vice President, Architecture and Brokerage Experience. While at Ameriprise, he led the architecture practice and team, created the design and led the development of product platforms, executed on transforming the transactional platform for an increased customer experience, and led the development and implementation of a lending platform. Previous roles at Ameriprise included Vice President, Architecture, Portfolio Architect and Project Architect. Prior to Ameriprise, Mr. Keen was a Consultant for Onigum Technology Consulting and PricewaterhouseCoopers. Mr. Keen received his Bachelor’s degree in Quantitative Methods and Computer Science from University of St. Thomas.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis, or CD&A, provides an overview of our executive compensation program and information regarding decisions made by our Compensation Committee to assist with understanding our executive compensation for the fiscal year ended December 31, 2023. This CD&A should be read in conjunction with the tables, footnotes and narrative discussion following the CD&A as well as the discussion of our advisory vote on executive compensation, which can be found under “Proposal 2 – Advisory Vote Relating to Executive Compensation” beginning on page 56. This CD&A is organized as follows:

p. 23	Introduction
p. 23	–2023 Compensation Program Summary
p. 23	–2023 Named Executive Officers
p. 24	–2023 Company Performance Summary
p. 26	–2023 Say-on-Pay Vote Results
p. 27	Executive Compensation Program
p. 27	–Executive Compensation Program Philosophy and Objectives
p. 28	–Compensation Program Elements
p. 35	–Employment, Severance and Change of Control Arrangements
p. 36	Governance Framework for our Executive Compensation Program
p. 36	–How We Make Compensation Decisions
p. 38	–Stock Ownership Guidelines
p. 38	–Incentive Compensation Recoupment (Clawback) Policy
p. 39	–Hedging and Pledging
p. 39	–Tax Treatment of Compensation
2023 Compensation Program Summary
Following our transition to internal management in August 2020, our Compensation Committee, together with its independent compensation consultant, Pay Governance LLC (“Pay Governance”), and management, undertook a significant effort to design and implement a compensation program that reflects our company’s financial and strategic objectives, supports our company’s talent strategies, and aligns the interests of our executive officers and other key employees with the interests of our stockholders. Prior to our internalization, as an externally managed company with no employees, we utilized a hybrid approach to compensation whereby our external manager was responsible for all cash compensation paid to our named executive officers and equity incentive compensation was the responsibility of the company. As such, compensation information reported for periods prior to our internalization did not include all of the components of our current program.
The 2023 performance year marks the third full year in which the new compensation program was in effect. Importantly, the Compensation Committee believes the program operated to ensure that the total compensation of our executive officers recognized their important individual contributions, skills and leadership critical to the long-term success of the company while reflecting the company’s financial performance across changing market environments, which included an extremely volatile period for interest rates and mortgage spreads that began in March of 2020 and has persisted through 2023.
2023 Named Executive Officers
For 2023, our named executive officers were:

Name	2023 Title
William Greenberg	President and Chief Executive Officer
Mary Riskey	Vice President and Chief Financial Officer
Nicholas Letica	Vice President and Chief Investment Officer
Rebecca B. Sandberg	Vice President, Chief Legal Officer and Secretary
Robert Rush	Vice President and Chief Risk Officer

2023 Company Performance Summary
Overview of Our Business
Two Harbors is a real estate investment trust, or REIT, that invests in, finances and manages mortgage servicing rights, or MSR, and Agency residential mortgage backed securities, or Agency RMBS. On September 30, 2023, we acquired RoundPoint Mortgage Servicing LLC, one of the ten largest servicers of conventional loans in the country, in order to vertically integrate the servicing of our own MSR portfolio. We believe that this acquisition will result in significant operational efficiencies, reduce our overall cost of servicing, and provide opportunities to generate revenue by adding additional avenues to participate in the mortgage finance space.
We seek to leverage our core competencies of understanding and managing interest rate and prepayment risk to invest our portfolio of MSR and Agency RMBS. Our objective is to deliver more stable performance, relative to RMBS portfolios without MSR, across changing market environments. We are acutely focused on creating sustainable stockholder value over the long-term.
As a REIT, we are required by the Internal Revenue Code to distribute at least 90% of our REIT taxable income annually to our stockholders in the form of dividend payments. This REIT requirement means that we are limited in our ability to grow our book value and our equity capital base through the reinvestment of retained earnings from our business operations. We produce earnings through income we generate on our investments in MSR and Agency RMBS, net of the interest we pay to finance our assets and the other expenses we incur to operate our business, and through contractual servicing fees and interest income in our mortgage loan servicing operations. The nature of our business model and our transition in 2020 to being an internally managed company are key factors the Committee considers in administering our executive compensation program and determining appropriate metrics and setting targets and goals for performance-based compensation.

2023 Performance Year Summary
The following is a summary of the company’s key accomplishments and financial performance for 2023.

2023 Performance Year Summary
Since the pandemic in 2020, the investment landscape has been extremely challenging and volatile for interest rate and mortgage spread sensitive assets. Amidst this environment, we have actively managed our Agency RMBS coupon positioning across the coupon stack to extract relative value opportunities. We have also strategically increased our capital allocation to MSR, which in this environment has the characteristics of low prepayment and convexity risks, a positive cash flow, and an attractive yield.
Interest rate and mortgage spread volatility remained elevated throughout 2023, impacted by geopolitical tensions, stress in the regional banking sector, and shifting expectations around the Fed’s policy responses. In 2023, we delivered the following financial results:
•Reported book value of $15.21 at December 31, 2023, compared to $17.72 at December 31, 2022. Including the $1.95 per common share of dividends paid, our total economic return on book value for 2023 was (3.2%).(2)

•Delivered value to our stockholders through total dividends of $1.95 per common share, equivalent to an average dividend yield of 14%.(3)
During 2023, we also accomplished several important objectives that we believe will position our company for long-term success and fulfill our mission to deliver value to stockholders, including:
•We closed on our acquisition of RoundPoint Mortgage Servicing LLC, a transformative transaction that reinforces our commitment to our MSR strategy. We believe RoundPoint will add significant value for stakeholders of Two Harbors through increased cashflows, operational efficiencies and the ability to participate more fully in the mortgage finance space as opportunities arise.

•We strategically optimized our liability and capital structure by:
◦issuing 17.1 million shares of common stock, and
◦repurchasing 735,624 shares of preferred stock, contributing approximately $0.04 to book value per common share and lowering our ratio of preferred stock to common equity.(1)

We are satisfied with our performance in 2023 given that our portfolio has less mortgage spread duration than RMBS portfolios without MSR. Looking into 2024, we are forging a path that emphasizes the financial investment in MSR, an asset class where we can more meaningfully impact our results through our actions. We have built our portfolio with the intent of delivering high-quality returns over the long-term, despite interim interest rate an spread volatility. We are very excited about the growth opportunities ahead for our company.

(1) Includes 236,183 Series A, 273,894 Series B and 225,547 Series C preferred shares for the year ended December 31, 2023.
(2) Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(3) Average dividend yield is calculated based on the dividends declared in the given period, divided by the average daily closing share price during the given period.

Say-On-Pay Vote Results
At our 2023 Annual Meeting, stockholders voted on an advisory say-on-pay proposal and approximately 97.4% of the votes cast were voted in favor of the proposal. The following chart provides our historical say-on-pay vote results at our five most recent stockholder meetings, all of which have exceeded 95% of votes cast.
The Compensation Committee believes these results affirm stockholder support for our approach to executive compensation and our objective of encouraging long-term strategic decision making that aligns the interests of our executive officers and stockholders.

Executive Compensation Program
Executive Compensation Program Philosophy and Objectives
Our Compensation Committee has adopted a compensation philosophy for our company that supports the company’s business and talent strategies. We believe a critical part of our company’s success depends on creating, implementing and maintaining an appropriate and competitive compensation program that motivates and incentivizes our executive officers and key employees both in the near- and long-term, and aligns the interests of our executive officers and other key employees with those of our stockholders.
The following core principles provide a framework for our executive compensation program:

• Our program is designed to motivate and reward superior individual and collective performance by ensuring that incentive compensation is commensurate with the level of achieved company-specific goals, financial results and industry expectations on an absolute and relative basis.
• Incentive plan targets are tied to specific financial and strategic/operational business goals and based on metrics that reflect our strategy and drive long-term value creation.

Pay for Performance

• We are a specialized company operating in a highly competitive industry, and our continued success depends on retaining our talented executive team.
• Our program is designed to attract, motivate and retain highly qualified executives whose abilities and expertise are critical to our long-term success and our competitive advantage.
• We retain and reward our officers using equity incentives; our long-term success and stock price create opportunities for them to be rewarded for achieving company goals and objectives.

Strengthen our Ability to Retain our Work Force

• We are committed to creating an environment that encourages increased profitability for our company without undue risk-taking.
• We strive to focus our executive officers’ decisions on goals that are consistent with our overall business strategy and that maximize the long-term success of our company.

Align Risk and Reward

 • We believe that tying compensation and equity ownership serves to directly align the interests of our executive officers with stockholders.
 • Our executive officers are required to meet stock ownership guidelines and are prohibited from hedging or pledging company stock.

Align Interests with Stockholders

• Our Compensation Committee is committed to employing strong governance practices in overseeing our executive compensation program.
• Through competitive benchmarking and tools such as performance-based compensation, clawback policies, stock ownership guidelines, anti-hedging and pledging policies, we ensure our executives are paid fairly, aligned with stockholders and accountable.

Strong Compensation Governance

To support our compensation philosophy and objectives, we are committed to the following compensation governance practices:

What We Do:
✓We link a majority of total executive compensation directly to company performance
✓We use both absolute and relative performance metrics to create balance between company-specific goals and industry expectations
✓We cap annual cash incentive award and long-term performance share unit award payouts at 200% of the target award opportunity
✓We utilize three-year performance share unit awards, the payouts for which are contingent upon the achievement of pre-defined three-year performance goals
✓We impose minimum vesting requirements on performance share units (3 years) and time-based restricted stock units (ratably over 3 years), encouraging long-term alignment and retention
✓We maintain robust stock ownership guidelines for our executive officers and directors
✓We have a comprehensive incentive compensation recoupment (clawback) policy for executive compensation as well as clawback provisions within our long-term equity incentive awards
✓We have an independent Compensation Committee which is advised by an independent third party compensation consultant
✓We provide stockholders with an opportunity to cast an advisory say-on-pay vote on an annual basis

What We Don’t Do:
xNo individual employment agreements with any of our executive officers
xNo special retirement programs or benefits for executive officers
xNo excessive or unique perquisites for executive officers
xNo golden parachute excise or tax gross-up payments for executive officers
xNo liberal recycling of shares under our equity incentive plan
xNo repricing of stock options or buy-outs of underwater stock options without stockholder approval
xNo transactions by employees in company or peer group stock without pre-clearance from our compliance department
xNo hedging or pledging of company securities by our executive officers or directors
xNo “single-trigger” severance or vesting acceleration in the event of a change of control

Compensation Program Elements
Our Compensation Committee believes it is important to compensate our named executive officers with a compensation package that balances short- and long-term compensation and cash and equity-based compensation. As described in more detail below in “Peer and Competitive Market Positioning” on page 37, the Compensation Committee designed and implemented a compensation program that is based on competitive pay practices within our industry and broader financial services companies.
The compensation framework for our named executive officers includes three primary elements: base salary, annual cash incentive compensation and long-term equity incentive compensation. These elements are summarized on the following page.

Element	Key Characteristics	Compensation Philosophy
Base Salary	A fixed amount, paid in cash and reviewed annually; and, if appropriate, adjusted.	Provide a source of fixed income that is market competitive and reflects the role and responsibilities of the position held and the performance and contributions of the individual.
Annual Cash Incentive	A variable, short-term compensation element that is payable in cash based on achievement of key pre-established annual corporate financial and non-financial goals as well as individual goals that support our business.	Motivate and reward our executive officers for achievement of annual goals intended to drive overall company performance.
Long-Term Incentives	A variable, long-term compensation element that is provided in the form of performance share units (PSUs) and time-vested restricted stock units (RSUs). PSUs vest only upon achievement of corporate financial goals after a 3-year performance period. RSUs are time-based and vest ratably over 3 years with continued employment.	Align the interests of our executive officers with our stockholders; encourage focus on company performance measures that drive sustained long-term value creation; promote retention of our executive officers and encourage significant ownership of our common stock.
    These three compensation elements provide the Compensation Committee with the tools to structure executive compensation with a mix of fixed pay and variable pay that is at-risk, commensurate with the company’s structure as an internally managed company. We describe each of these elements as well as the 2023 compensation of our executive officers in detail below.
Pay Levels and Mix
A significant portion of our executive officers’ target total direct compensation is comprised of short- and long-term variable performance-based, or at-risk, compensation to directly link pay to performance. Generally, higher level executive positions have a higher level of pay that is performance-based. The following illustrates the composition and mix of target compensation for our executives in 2023:
Annual incentive compensation is paid in cash based on the achievement of financial performance metrics (70%) and strategic and operational goals and objectives (30%). Long-term variable performance-based compensation is in the form of equity awards, 50% of which are performance share units (PSUs) that vest based on achievement of company financial metrics and 50% of which are restricted stock units (RSUs) that have ratable time-based vesting over a three-year period and are valued based on the performance of the company’s common stock.

Base Salary
A portion of annual cash compensation is paid to our named executive officers as base salary to provide a competitive level of fixed pay for the execution of their key responsibilities. The Compensation Committee reviews base salaries on an annual basis, or upon a significant change in an executive officer’s responsibilities or role, to ensure that they are market competitive and reflective of the role and responsibilities as well as the individual's sustained performance and tenure. The Compensation Committee evaluates base salary levels annually as a part of the executive compensation program. The annual base salaries established by the Committee for 2023 are provided in the table below.

Name	2023 Annual Base Salary (1)
William Greenberg	$875,000
Mary Riskey	$500,000
Nicholas Letica	$600,000
Rebecca B. Sandberg	$500,000
Robert Rush	$500,000
(1)Base salaries for 2023 were unchanged from 2022 and 2021.

For the 2024 performance year, no base salary adjustments were made for Ms. Riskey, Mr. Letica, Ms. Sandberg or Mr. Rush. Effective March 1, 2024, Mr. Greenberg's base salary was increased from $875,000 to $950,000. Mr. Greenberg's base salary had not been adjusted since 2021, and the Committee approved this increase in order to provide a more market-competitive salary and to reflect the Board's confidence in Mr. Greenberg's ability to drive sustained value creation for stockholders and to guide the company through a dynamic market environment. The adjustment to Mr. Greenberg's base salary brings him more in line with, though still below, the median CEO total direct compensation as compared to our executive compensation peer group, which is described in more detail below on page 35.
Annual Incentive Compensation
To help ensure that we achieve our compensation program principle of linking pay to performance, our Compensation Committee has established an annual incentive component that provides the opportunity for our executive officers to earn an annual cash incentive award. The annual incentive is designed to motivate and reward our named executive officers for achieving pre-established annual financial and strategic and operational goals and objectives.
At the beginning of each fiscal year, the Compensation Committee approves target annual incentive compensation, expressed as a percentage of base salary, for each executive officer. The specific performance measures, weightings, and goals and objectives that must be attained in order to receive compensation under the annual incentive framework are also established. For each financial performance measure, a threshold, target and maximum level of performance is defined, which have corresponding payout percentages. Following the end of the fiscal year, the Compensation Committee reviews the company’s actual performance against each of the pre-established performance measures and determines the level of performance achieved along with a corresponding payout percentage and approves the actual award payouts for each of the named executive officers.
Target Awards. When determining the target annual incentive award for each executive officer, the Compensation Committee reviews the available market data for the executive’s position, as well as the executive’s role and responsibilities, scope and complexity of the position, experience level, tenure with the company, and individual contributions and performance.

The following table sets forth the target annual incentives that were established for the 2023 performance year:

	2023 Target Annual Incentive
Name	Target Award	% of Base Salary
William Greenberg	$1,750,000	200%
Mary Riskey	$550,000	110%
Nicholas Letica	$1,140,000	190%
Rebecca B. Sandberg	$675,000	135%
Robert Rush	$425,000	85%
Performance Measures and Weightings. For each performance year, the Compensation Committee establishes the framework for performance measures, weightings, and goals and objectives that will motivate our executive officers to achieve the company’s financial, strategic and operational business objectives and deliver stockholder value. For 2023, the Compensation Committee established the following framework for the annual cash incentive targets:

2023 Annual Incentive Performance Framework
Financial Performance Metrics	70%
•50% Absolute Total Economic Return
•50% Relative Total Economic Return
Strategic and Operational Performance Goals and Objectives	30%
In establishing the specific performance metrics, the Compensation Committee’s focus on total economic return (“TER”) as a key measure of financial performance emphasizes the company’s commitment as a residential mortgage REIT to generating earnings efficiently against our capital base and returning those earnings to our stockholders, primarily in the form of dividends. TER reflects the overall economic return we generate and is comprised of our dividends paid and the change in the book value per share of common stock over a 12-month performance period. As such, it incorporates all aspects of our investment activity, including interest received on our investments, net of borrowing costs, and realized and unrealized gains and losses on our investments, hedging instruments, and other assets and liabilities. Additionally, we have observed that most investors and research analysts active in the residential mortgage REIT sector utilize this metric as a primary factor in analyzing residential mortgage REIT performance. Accordingly, it is the Committee’s view that the use of both absolute TER and relative TER (as compared to our performance peer group) provides a balanced assessment of our financial performance during the performance period.
The Committee believes that this performance framework places an appropriate emphasis on financial results (70%), while acknowledging the critical importance that strategic and operational performance (30%) as well as the contributions that our executive officers play in contributing to our company’s overall performance and success.
Financial Performance. The following table sets forth the company’s financial performance metrics and actual performance for 2023, along with the metric weightings and the performance continuum against which company performance was measured for purposes of determining the annual incentive compensation payouts for our executive officers.

		Performance Continuum
Metric Weight	Financial Performance Metrics	Below Threshold	Threshold	Target	Maximum	2023 Actual (1)
50%	Absolute TER	<1.0%	1.0%	9.0%	>15.0%	6.3%
Payout Continuum (% of Target)		0%	25%	100%	200%	75%
50%	Relative TER compared to Performance Peer Group	< 25th %ile	25th %ile	50th %ile	80th %ile	82nd %ile
Payout Continuum (% of Target)		0%	50%	100%	200%	200.0%
(1)Peer data used to calculate relative TER is not publicly available until well after the end of the company's December 31st fiscal year end. In light of this, for purposes of the 2023 performance year, the Committee established the relevant performance period for calculating TER as the 12-month period ended September 30, 2023. Actual payout percentages are calculated based on a linear interpolation across the performance continuum.

Strategic and Operational Performance Goals and Objectives. The Compensation Committee believes that strategic and operational performance is integral to the company’s overall performance and success and is, therefore, inextricably linked to the company’s financial results and long-term value creation for stockholders. The contributions of each of our executive officers, members of senior management and their respective teams are critical to ensuring that the company achieves its objective of delivering more stable performance, relative to RMBS portfolios without MSR, for our stockholders across changing market environments. Accordingly, strategic and operational performance comprises 30% of our executive officers’ target annual incentive compensation, with a payout continuum ranging from 0% to 200% based upon achievement of such goals and objectives.
In reviewing the 2023 performance year, the Compensation Committee noted a number of the company’s significant accomplishments during the year that were instrumental in driving strategic and operational achievements that support the company’s financial outlook and position the company to deliver long-term value to stockholders, including in the following core areas:

Drive Increased Earnings Power
✓Closed on our acquisition of RoundPoint, an operational mortgage loan servicing platform with originations licenses, which we believe will add significant value for our stakeholders through:
•increased cashflows from servicing and other ancillary products,
•control over our own recapture and portfolio defense strategies in order to retain our MSR portfolio, and
•the ability to participate more fully in the mortgage finance space as opportunities arise
✓Actively managed our MSR and Agency RMBS portfolio and increased capital allocation to MSR to 62%, benefitting our performance while the RMBS sector underperformed
✓Optimized our liability and capital structure, through:
•Issuing 17.1 million shares of common stock
•Repurchasing 735,624 shares of preferred stock, lowering our ratio of preferred stock to common equity

Enhanced Business Processes and Controls
✓Continued our focus on strengthening our controls and increasing operational efficiencies by:
•Vertically integrating Two Harbors and RoundPoint in order to realize efficiencies and cost savings
•Hiring key personnel to build out and expand upon internal capabilities, including technology and information security
•Completing several systems and personnel-related integration efforts

Disciplined Compliance and Risk Management
✓Updated our policies and disclosures to address several new SEC rules, including the new comprehensive Pay for Performance executive compensation rules
✓Enhanced and implemented new operational and financial controls in order to incorporate RoundPoint into our controls environment
✓Enhanced internal risk monitoring and reporting framework
✓Continued focus on strengthening cybersecurity controls, systems and monitoring to stay current with evolving threat environment

Commitment to Stakeholders
✓Expanded communication channels with our stakeholders, including through:
•Posting our "Conversations" series of videos on our website, which are designed to provide more in depth discussions on topics of interest to our investors and analysts,
•Hosting numerous meetings with investors and analysts throughout the year, and
•Increasing the breadth of our analyst coverage

In considering the company’s significant accomplishments related to its strategic and operational goals and objectives in 2023, the Compensation Committee also considered the contributions and performance of our executive officers in achieving these and other business objectives.
2023 Actual Annual Incentive Compensation Payout. The following table sets forth the actual annual incentive compensation that was paid to our executive officers for performance against financial and strategic and operational goals and objectives in 2023, as compared with the target annual incentives that were established by the Compensation Committee.

	Total Target Annual Incentive	Financial Performance (70%)		Strategic and Operational (30%)		2023 Annual Incentive Compensation Payout Total
Name		Target Award	2023 Payout	Target Award	2023 Payout
William Greenberg	$1,750,000	$1,225,000	$1,684,375	$525,000	$1,000,000	$2,684,375
Mary Riskey	$550,000	$385,000	$529,375	$165,000	$220,625	$750,000
Nicholas Letica	$1,140,000	$798,000	$1,097,250	$342,000	$577,750	$1,675,000
Rebecca B. Sandberg	$675,000	$472,500	$649,688	$202,500	$390,313	$1,040,000
Robert Rush	$425,000	$297,500	$409,063	$127,500	$160,937	$570,000
Long-Term Incentive Compensation
Our Compensation Committee believes that equity incentive compensation is an important component of our executive compensation package and is critical in attracting, motivating and retaining outstanding employees. Equity incentive compensation closely aligns the long-term interests of our executive officers with those of our stockholders, while at the same time promoting long-term employee retention and driving sustained long-term value creation for our stockholders.
Our Compensation Committee has established a long-term incentive framework that emphasizes performance-based compensation through the use of performance share units (“PSUs”) as well as time-based restricted stock units (“RSUs”) granted pursuant to our 2021 Equity Incentive Plan. The Committee believes that using a mix of PSUs and RSUs encourages our executives to focus on long-term company financial performance measures that are important to the continued success of our company and our stockholders while promoting the retention of our executive officers through the establishment of long-term vesting horizons embedded in the RSUs.
Long-Term Award Mix. Our Compensation Committee awards our executive officers with long-term incentive compensation that is comprised of a mix of PSUs and RSUs, with at least 50% in PSUs:
•Performance Share Units: PSUs are designed to reward the creation of long-term economic returns for our stockholders on an absolute and relative basis. To ensure that they incentivize and motivate meaningful long-term performance, PSUs generally vest following the end of a three-year performance period based on company financial performance metrics, and entitle the recipient to receive dividend equivalents that will accrue in the form of additional PSUs during the vesting period and are subject to the same vesting conditions as the underlying PSU award. The PSUs are earned based on absolute and relative total stockholder return (“TSR”), equally split, with relative metrics assessed against a predetermined performance peer group approved by the Compensation Committee at the start of the three-year performance period. In using three-year absolute and relative TSR for the long-term incentive performance metrics, the Compensation Committee believes that the mix of absolute and relative financial performance metrics provides a balanced assessment of the company’s overall performance. In addition, given half of the total payout opportunity is tied to absolute TSR performance, which must be positive to be earned, the PSU structure automatically caps the total payouts at target if absolute TSR is negative.
•Restricted Stock Units: RSUs are designed to promote the retention of our executive officers over a long-term vesting horizon and encourage their significant ownership of our common stock, which serves to align their interests with that of our stockholders. RSUs are time-vesting equity, which generally vest ratably on an annual basis over a three-year period, and entitle the recipient to receive dividend equivalents during the vesting period.

Target Awards. When determining the target long-term incentive award for each executive officer, the Compensation Committee reviews the available market data for the executive’s position, as well as the executive’s role and responsibilities, scope and complexity of the position, experience level, tenure with the company, and individual contributions and performance.
Following are the target long-term incentives that were established by the Committee for the 2023 performance year:

	Total Target LTI Awards	% of Base Salary	Long-Term Incentive Awards
Name			PSUs (50%)	RSUs (50%)
William Greenberg	$2,021,250	231%	$1,010,625	$1,010,625
Mary Riskey	$600,000	120%	$300,000	$300,000
Nicholas Letica	$1,200,000	200%	$600,000	$600,000
Rebecca B. Sandberg	$725,000	145%	$362,500	$362,500
Robert Rush	$675,000	135%	$337,500	$337,500
PSUs are earned at the end of a full three-year performance period, depending upon the level of performance achieved by the company against pre-established performance goals set by the Compensation Committee, and are settled in shares of our common stock. For the 2023 PSU awards, the Committee established three-year goals and payout levels for attainment of such goals, including a threshold level below which no PSUs will vest. The goals were communicated to the executive officers at the time of the award, however, we do not share these goals publicly until the end of the performance period due to their material, non-public nature.
2021 PSU Awards. In 2021, the Compensation Committee granted PSUs to certain of our named executive officers which provided for a three-year performance period that commenced on January 1, 2021 and ended on December 31, 2023 (the “2021 PSUs”). The 2021 PSUs entitled recipients to receive shares of common stock following the end of the three-year performance period based on the achievement of specific performance goals selected by the Compensation Committee. The performance goals selected for the 2021-2023 performance period were absolute and relative TSR, equally split. The 2021 PSUs also entitled recipients to receive dividend equivalents that accrued in the form of additional PSUs during the vesting period and were subject to the same vesting conditions as the underlying PSU award.
In January 2024, Compensation Committee reviewed and approved the payouts with respect to the 2021 PSUs as reflected in the chart below:

		Performance Continuum
Metric Weight	Financial Performance Metrics	Below Threshold	Threshold	Target	Maximum	2021-2023 Actual
50%	Three-year Absolute TSR	<3.0%	3.0%	27.0%	45.0%	(20.7)%
Payout Continuum (% of Target)		0%	25%	100%	200%	0%
50%	Three-year Relative TSR compared to Peer Group(1)	< 25th %ile	25th %ile	50th %ile	80th %ile	41st %ile
Payout Continuum (% of Target)		0%	50%	100%	200%	81.1%
Weighted 2021 PSU Payout Percentage						40.5%
(1) For the 2021 PSUs, the performance peer companies were NLY, AGNC, AAIC, ARR, CHMI, DX, EARN, IVR, RITM, ORC and PMT.
Health, Welfare, Retirement and Other Personal Benefits
Our executive officers participate in a broad-based 401(k) retirement savings and profit sharing plan that is available to all of the company’s employees. Under this plan, employees are allowed to contribute up to the annual amount allowable by law. For the 2023 performance year, the company made a minimum annual contribution of 3% of eligible compensation as a profit sharing contribution to each executive's 401(k) account. Beginning with the 2024 performance year, executives will be eligible to receive a matching contribution from the company up to a cap of 3% of eligible compensation. We do not provide any other pension plans, supplemental retirement plans or deferred compensation plans for our executive officers.
Our executive officers also have the opportunity to participate in medical, dental, vision, disability, life and long-term care insurance, and health care savings and flexible dependent care accounts as well as qualified transportation benefits, all of which are provided generally to all of our employees.

We do not provide excessive or unique perquisites for the personal benefit of our named executive officers. We may from time to time provide limited benefits such as reserved office parking or other benefits that could potentially have a mixed work and personal benefit, such as Wi-Fi service during air travel or mobile phone usage, the costs of which are expected to be minimal and below any applicable reporting threshold.
Employment, Severance and Change of Control Arrangements
Employment Agreements
We do not have any employment agreements with any of our named executive officers. Each of our named executive officers is a party to our standard employee confidentiality agreement signed by all company employees, which includes, among other things, confidentiality, inventions assignment, non-disparagement and non-solicitation provisions.
Severance Benefits Plan
The company provides for the payment of severance benefits upon certain types of employment terminations through the Two Harbors Investment Corp. Severance Benefits Plan. The severance and change of control benefits in the Severance Benefits Plan are intended to be competitive with peers as well as general industry practices and have been established primarily to attract and retain talented and experienced executives, and reduce the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus, enhancing long-term stockholder value. The compensation under the various circumstances that trigger payments or provision of benefits upon termination or a change of control was determined to be broadly consistent with prevailing competitive practices.
Severance-related benefits are provided only if the executive executes a separation agreement, which includes, among other things, a general release, non-solicitation, non-disparagement and confidentiality provisions. Benefits under the Severance Benefits Plan are not available if an executive is terminated for “cause” or otherwise is deemed ineligible under the Plan and are subject to termination and the right of the company to clawback certain benefits if the executive violates the terms of any separation agreement entered into in exchange for severance benefits or any other restrictive covenant applicable to the executive officer.
The potential severance benefits payable to our named executive officers under the Severance Benefits Plan are detailed in the narrative to the “Potential Payments Upon Termination of Employment or Change of Control” table on page 44.
Change of Control Arrangements
•Severance Benefits Plan. As described above, we have a Severance Benefits Plan that provides for certain cash payments to executive officers upon a change of control of the company. Under a “double-trigger” mechanism, an executive will be eligible for certain severance benefits if (a) there is a change of control and (b) within 24 months following the change of control, the executive’s employment is terminated by the company without “cause” or by the executive for “good reason”. For more information about the Severance Benefits Plan, please see the section above entitled “Severance Benefits Plan”, and for information about the potential payments to executives in the event of a change of control, please see the section below titled “Potential Payments Upon Termination or Change of Control” on page 44.
•Long-Term Equity Incentives. Our 2009 Plan and 2021 Plan and the individual award agreements that govern the equity awards granted to executive officers thereunder include “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change of control of the company. Specifically, if (a) there is a change of control and (b) within 24 months following the change of control, the executive’s employment is terminated by the company without “cause” or by the executive for “good reason”, then the vesting restrictions on any restricted stock awards then outstanding will lapse on the separation date of such executive. If, however, there is a change of control and the “resulting entity” in the change of control does not assume or continue the restricted stock award or restricted stock unit agreement, then the vesting restrictions on any restricted stock awards then outstanding will lapse immediately prior to the change of control.

Under our Severance Benefits Plan and our 2009 Plan and 2021 Plan, a “change of control” is generally defined as (i) any person or group becomes the owners of more than 50% of our then-outstanding common stock or the combined voting power of our then outstanding voting securities, (ii) members of our Board at the beginning of any consecutive 24-month period cease to constitute at least a majority of our Board for any reason other than death or disability, or (iii) upon the completion of certain business combinations, including a merger or a sale of substantially all of the company’s assets.
For information about the potential payments pursuant to long-term equity incentive awards made under our 2009 Plan and 2021 Plan to executives in the event of a change of control, please see the section below titled “Potential Payments Upon Termination or Change of Control” on page 44.
Governance Framework for our Executive Compensation Program
How We Make Compensation Decisions
Role of the Compensation Committee
Our Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing and overseeing our executive compensation program and makes all decisions relating to the compensation of our named executive officers. The Compensation Committee is also responsible for ensuring that the total compensation paid to our named executive officers is fair, competitive and aligns their interests with those of our stockholders. As required by its charter, the Compensation Committee periodically reviews the company’s compensation policies and programs and makes any modifications that the Compensation Committee deems necessary or advisable, subject to the terms of such policies or programs. The Compensation Committee also annually reviews and approves the company's goals and objectives relevant to the compensation of the named executive officers and other key employees of the company. When making compensation decisions, the Compensation Committee considers peer and competitive market data and the recommendations of its independent compensation consultant as well as information provided by our human resources department with respect to each of the named executive officers. Our Compensation Committee is focused on implementing an overall compensation program that emphasizes retention of key personnel, pay based on performance and alignment of interests with stockholders.
Role of the Independent Compensation Consultant
For 2023, our Compensation Committee engaged Pay Governance as its independent compensation consultant. The compensation consultant provides various services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our compensation program and evolving industry practices and presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our compensation program. Our Compensation Committee considers advice and recommendations received from its compensation consultant regarding compensation matters, including when making decisions with respect to director and executive compensation. During 2023, Pay Governance provided a range of services at the Compensation Committee’s request, including but not limited to guidance on various matters related to 2023 compensation of executive officers and senior management and executive compensation policies.
Pay Governance does not provide services to our company other than the advice provided to our Compensation Committee and assistance with the valuation of our equity awards. Pay Governance has advised our Compensation Committee that the payments for fees and direct expense reimbursements it received from us during 2023 were immaterial as a percentage of their income for the period. Pay Governance has also advised us that neither they nor, to their knowledge, any member of their consulting team who provides services to our Compensation Committee owns any shares of our common stock. After considering the foregoing, as well as Pay Governance’s conflict of interest policies and procedures and the lack of known business and personal relationships between Pay Governance, its team members providing services to our Compensation Committee and its members, and our executive officers, our Compensation Committee concluded that Pay Governance’s work for it does not raise any conflict of interest concerns.
The Compensation committee reviews its relationship with Pay Governance annually, including the factors impacting Pay Governance’s independence under the rules of the SEC and the listing standards of the NYSE.

Role of Management
Our Compensation Committee makes all compensation decisions related to our named executive officers. Our Compensation Committee receives input from our Chief Executive Officer regarding the compensation and performance of named executive officers (other than himself), including recommendations as to the compensation levels that he believes are commensurate with an individual’s job performance, skills, experience, qualifications, criticality to our company, as well as with our compensation philosophy, external market data and considerations of internal equity. Our Chief Executive Officer regularly attends meetings of our Compensation Committee, except when our Compensation Committee is meeting in executive session or when the Chief Executive Officer’s own compensation arrangements are being considered. Our Compensation Committee communicates its views and decisions regarding compensation arrangements for our named executive officers to the Chief Executive Officer, who is generally responsible for overseeing the implementation of such arrangements.
Peer and Competitive Market Positioning
To assist in making decisions regarding the compensation of our named executive officers, our Compensation Committee works with Pay Governance to engage in a comprehensive review of competitive market data from a group of publicly traded companies in specific industries in which we compete for executive talent, among other factors. The market data reviewed includes peer proxy data of companies that are similar in size, industry and management structure. We also use information derived from industry compensation surveys as an additional reference point for total cash and total direct compensation levels where publicly available proxy data is unavailable or insufficient.
Because there are relatively few companies in our industry that are similar both in size and in having an internal management structure – and no other companies with the same business model focused primarily on pairing MSR with Agency RMBS – our Compensation Committee, assisted by Pay Governance, considers a number of objective criteria in order to select a peer group to provide the best comparison for the purpose of benchmarking our executive compensation practices, including but not limited to:
•internally-managed companies in the mortgage REIT industry;
•companies in the financial services industry with market capitalizations within a reasonable range;
•companies in the mortgage industry with relatively similar asset class investments; and
•companies that compete with us for executive talent.
    The Compensation Committee establishes two peer groups: one for executive compensation benchmarking and one for company performance. The Committee will periodically review the composition of its executive compensation and performance peer groups and, as appropriate, will update them to ensure continued relevance and to reflect mergers, acquisitions or other business-related changes that may occur.
Executive Compensation Peer Group. In approving 2023 executive compensation levels, the Compensation Committee used certain mortgage REIT and other financial peer companies for executive compensation benchmarking. The following peer group consisted of U.S. companies that generally had total assets between 0.5x and 4.0x that of the company and a market capitalization between 0.2x and 3.0x that of the company (peer revenues were not used as a sizing criterion):

AGNC Investment Corp.	BOK Financial Corporation	Chimera Investment Corporation
Cullen/Frost Bankers, Inc.	MFA Financial, Inc.	Mr. Cooper Group, Inc.
New York Community Bancorp., Inc.	New York Mortgage Trust, Inc.	Prosperity Bancshares, Inc.
Redwood Trust, Inc.	TFS Financial Corporation	Trustmark Corporation
Valley National Bancorp	Zions Bancorporation, NA

Performance Peer Group. In establishing the company’s performance goals and objectives, the Compensation Committee established a separate group of companies against which to measure the company’s relative performance for the purposes of determining payout of the 2023 annual incentive compensation. As noted above, because no peer companies exist that have the same business model of pairing MSR with Agency RMBS, the following peer group was necessarily constructed with a broad array of mortgage REIT peers having assets, investment strategies, or organizational structures that are similar, but not directly comparable, to that of the company’s:

AGNC Investment Corp.	Annaly Capital Management, Inc.	Arlington Asset Investment Corp.
Armour Residential REIT, Inc.	Cherry Hill Mortgage Investment Corp.	Dynex Capital, Inc.
Ellington Residential Mortgage REIT	Invesco Mortgage Capital Inc.	Orchid Island Capital Inc.
PennyMac Mortgage Investment Trust	Rithm Capital Corp.
Stock Ownership Guidelines
We have adopted robust stock ownership guidelines for our executive officers requiring them to own, within five years of adoption of the policy or becoming subject to the policy, a minimum amount of our common stock based on a multiple of their base salary. The ownership requirement is five times (5x) for our Chief Executive Officer and three times (3x) for our other named executive officers and certain members of our senior management team. Until the foregoing ownership requirements are met, each is expected to retain the shares of common stock received upon vesting of any long-term equity incentive compensation, net of any shares sold to pay withholding tax obligations associated with such vesting. Shares of common stock held directly or indirectly and for which the officer has voting and dispositive power, and shares underlying restricted stock awards or RSU awards granted under our 2009 Plan or 2021 Plan (or any future equity plan approved by stockholders), whether vested or unvested, are included in determining the number of shares held for this purpose. Shares that are indirectly beneficially owned (e.g., shares owned by an immediate family member) and shares of unvested PSUs are not eligible to be counted toward the minimum stock ownership requirements.
The following table sets forth the total stock ownership and value thereof for each of our current named executive officers, including beneficially owned shares and unvested restricted stock awards and RSUs, as calculated pursuant to our stock ownership guidelines as of December 31, 2023:

Name	Total Stock Ownership	Total Value of Stock Owned (1)	Stock Ownership Requirement
William Greenberg (2)	172,586	$2,425,524	$4,375,000
Mary Riskey (2)	64,391	$904,951	$1,500,000
Nicholas Letica (2)	77,693	$1,091,897	$1,800,000
Rebecca B. Sandberg (2)	93,691	$1,316,733	$1,500,000
Robert Rush (2)	58,229	$818,350	$1,500,000
(1)Total value of stock owned based on the $14.0540 average closing price (unadjusted) of Two Harbors common stock for the 30 days preceding December 31, 2023.
(2)Each named executive officer expects to reach the guideline amount within the five-year achievement period.

Incentive Compensation Recoupment (Clawback) Policy
Our Incentive Compensation Recoupment Policy enables us to reduce or cancel unvested long-term equity incentive awards and recover previously paid cash and equity incentive compensation to our named executive officers and other senior executives in certain circumstances. The policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers in the event the company is required to prepare an accounting restatement. The policy also provides for the discretionary recoupment of incentive compensation from executive officers upon the occurrence of certain misconduct that the Board of Directors, in its discretion, determines is likely to cause or has caused material financial, operational or reputational harm to the company. This policy includes a three-year look back period.
While incentive compensation awards are intended and expected to be paid and vest in accordance with their terms, we believe our strong Incentive Compensation Recoupment Policy provides our Board of Directors with the ability to hold our named executive officers and other executives accountable for actions that are detrimental to our company. In October 2022, the SEC adopted final rules directing the NYSE to establish listing standards requiring the clawback of certain incentive compensation if an accounting restatement is required. In September 2023, our Board of Directors approved an amendment and restatement of our Incentive Compensation Recoupment Policy, with an effective date of December 1, 2023, in order to comply with the new NYSE listing standards.
Hedging and Pledging
Our Insider Trading Policy prohibits our executive officers from engaging in a number of transactions with respect to shares of the company’s common stock or other covered securities, including but not limited to: entering into hedging or monetization transactions with respect to company securities; pledging or margining company securities as collateral for a loan; and engaging in short sales or entering into any put, call or derivative transaction where they would earn a profit or offset losses due to changes in our stock price.
Tax Treatment of Compensation
Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking an income tax deduction in any one year for compensation in excess of $1 million payable in any year to the corporation’s covered employees, as defined in Section 162(m). Prior to January 1, 2018, an exception to this deduction limit was available for “performance-based” compensation that was approved by stockholders and otherwise satisfied certain requirements under Section 162(m). Following the enactment of the Tax Cuts and Jobs Act of 2017, beginning with the 2018 calendar year, the covered employees subject to this limitation include any individual who serves as our chief executive officer, chief financial officer or one of our other three most highly compensated executive officers, and there is no longer any exception for performance-based compensation.
While our executive compensation program seeks to maximize the tax deductibility of compensation payable to our named executive officers, to the extent permitted by law, the Compensation Committee believes that, in establishing the executive compensation program, the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration. The Compensation Committee believes it is important to maintain maximum flexibility in structuring compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of Section 162(m) of the Internal Revenue Code.
Our executive plans and agreements that are subject to Section 409A of the Internal Revenue Code are intended to comply with Section 409A of the Internal Revenue Code.

Compensation Committee Report
The Compensation Committee of the Board of Directors reviewed and discussed with management of the company the foregoing “Compensation Discussion and Analysis” contained in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended that the “Compensation Discussion and Analysis” be included in the company’s Proxy Statement for the 2024 Annual Meeting of Stockholders.
By the Compensation Committee:

E. Spencer Abraham, Chair
James J. Bender
W. Reid Sanders
James A. Stern

Compensation Risk Assessment
We believe that our compensation polices, practices and programs and related compensation governance structure work together to minimize exposure to excessive risk taking by our executive officers while appropriately encouraging the pursuit of long-term growth, profitability and strategic decision-making that emphasized stockholder value creation. We believe that our executive compensation program places the appropriate emphasis on performance and long-term objectives that are aligned with stockholder interests.

In reaching this determination, our Compensation Committee believes, among other things, that: (i) base salaries for our executive officers are targeted in a competitive market range and are not subject to performance risk; (ii) incentive compensation opportunities are appropriately balanced between annual and long-term performance and cash and equity compensation and utilize performance metrics that are the drivers of long-term success for our company and our stockholders; (iii) caps on performance-based incentive opportunities are used in both the annual cash and long-term incentive programs; (iv) our Incentive Compensation Recoupment (Clawback) Policy mitigates risk; (v) the use of non-financial performance factors in determining the payout of annual incentive compensation serves as a counterbalance to quantitative performance metrics; (vi) our stock ownership guidelines further align the long-term interests of our executive officers with those of our stockholders; and (vii) our policies restricting hedging, holding our common stock in a margin account and using our common stock as collateral for loans discourage our executive officers from focusing on our short-term stock price.
Our executive compensation program utilizes annual and long-term financial performance goals that are tied to key measures of short-term and long-term performance that drive stockholder value, and individual compensation targets are designed to be set with a reasonable amount of stretch that should not encourage imprudent risk taking. We believe our compensation policies, practices and programs encourage our executive officers to focus on sustaining our company’s long-term performance and delivering total return to our stockholders rather than encouraging decisions that result in a short-term benefit for our company and our executive officers. As a result, we do not believe that our executive compensation program is reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The table below summarizes the compensation paid to our named executive officers for the performance years ending December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
William Greenberg President and Chief Executive Officer	2023	875,001	—	2,313,442	2,684,375	225,860	6,098,678
	2022	875,000	—	2,051,674	1,241,275	245,213	4,413,162
	2021	829,118	—	2,727,749	1,050,000	130,760	4,737,627
Mary Riskey Vice President and Chief Financial Officer	2023	500,000	—	686,719	750,000	77,965	2,014,684
	2022	500,000	—	607,897	348,865	101,142	1,557,904
	2021	473,782	—	1,063,784	330,000	70,882	1,938,448
Nicholas Letica Vice President and Chief Investment Officer	2023	600,000	—	1,373,478	1,675,000	152,885	3,801,363
	2022	227,309	1,140,000	1,395,226	—	35,308	2,797,843
	2021	—	—	—	—	—	—
Rebecca B. Sandberg Vice President, Chief Legal Officer and Secretary	2023	500,000	—	829,800	1,040,000	92,718	2,462,518
	2022	500,000	—	734,521	453,465	120,705	1,808,691
	2021	487,051	—	1,239,568	405,000	90,673	2,222,292
Robert Rush Vice President and Chief Risk Officer	2023	500,000	—	772,584	570,000	80,725	1,923,309
	2022	500,000	—	683,863	364,723	105,093	1,653,679
	2021	473,782	—	1,134,244	382,375	99,521	2,089,922
(1)We generally do not pay discretionary bonuses and did not pay any such bonuses to Mr. Greenberg, Ms. Riskey, Ms. Sandberg and Mr. Rush in 2021, 2022 or 2023. In connection with his appointment as Chief Investment Officer, Mr. Letica’s annual cash incentive payout for the 2022 performance year was guaranteed and not subject to any performance conditions; any future annual cash incentive payouts to Mr. Letica will be pursuant to the annual cash incentive plan for our named executive officers. Annual cash incentive payouts based on performance goals and objectives, as described under “Annual Incentive Compensation” above on page 30, are reported in the “Non-Equity Incentive Plan Compensation” column.
(2)Values represent the grant date fair value of (a) RSUs granted to Mr. Rush on February 25, 2021 under the 2009 Plan; (b) RSUs granted on May 19, 2021 to Mr. Greenberg, Ms. Riskey and Ms. Sandberg under the 2021 Plan; (c) the target number of PSUs granted on May 19, 2021 to Mr. Greenberg, Ms. Riskey, Ms. Sandberg and Mr. Rush; (d) RSUs and the target number of PSUs granted on February 7, 2022 to Mr. Greenberg, Ms. Riskey, Ms. Sandberg and Mr. Rush under the 2021 Plan; (e) RSUs and the target number of PSUs granted on August 15, 2022 to Mr. Letica under the 2021 Plan; and (f) RSUs and the target number of PSUs granted on January 13, 2023 under the 2021 Plan, as described in Note 3 below. Restricted stock awards and RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the officer complies with the terms of the applicable award agreement. PSUs vest after a three-year performance period, subject to the achievement of pre-established performance goals. Amounts shown reflect the aggregate grant date fair value for equity awards for financial reporting purposes in accordance with ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our audited financial statements. See Note 18 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 regarding assumptions underlying the valuation of equity awards. Amounts reported for these awards may not represent the amounts that the officers will actually realize upon vesting of the awards, which will depend upon our actual operating performance, stock price fluctuations and the officer’s continued employment. See also “Grants of Plan-Based Awards for Fiscal Year 2023” below on page 42.
(3)The values reported in this column for PSUs represent the aggregate grant date fair value of the grants based on the probable outcome of the performance conditions as of the grant date and is set at 100% of the target amount, or $3,569,759 for Mr. Greenberg, $1,058,393 for Ms. Riskey, $1,094,938 for Mr. Letica, $1,278,916 for Ms. Sandberg, and $1,190,691 for Mr. Rush. The grant date fair value of the PSUs, assuming the highest level of performance conditions is met, was $7,139,517 for Mr. Greenberg, $2,116,786 for Ms. Riskey, $2,189,876 for Mr. Letica, $2,557,833 for Ms. Sandberg, and $2,381,382 for Mr. Rush.
(4)Annual cash incentive compensation reflects compensation earned in connection with the performance year noted, but which was awarded and paid in the following year.
(5)All Other Compensation represents dividends and distributions on unvested shares of restricted stock and RSUs.

Grants of Plan-Based Awards for Fiscal Year 2023
We grant cash and equity incentive awards to our named executive officers. During 2023, plan-based awards granted to our named executive officers included annual cash incentive awards, RSU awards and PSU awards. More details on these grants can be found in the section titled “Compensation Program Elements” beginning on page 28. The following table summarizes each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2023.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)			Payout Under Non-Equity Incentive Plan Awards (2)($)	All Other Stock Awards: Number of Shares (3)	Grant Date Fair Value of Stock Awards (4)($)
		Threshold	Target	Maximum
William Greenberg
2021 Plan, RSUs	January 13, 2023					57,981	$1,010,609
2021 Plan, PSUs	January 13, 2023	21,743	57,981	115,962			$1,302,833
Non-Equity Annual Incentive					$2,684,375
Mary Riskey
2021 Plan, RSUs	January 13, 2023					17,211	$299,988
2021 Plan, PSUs	January 13, 2023	6,454	17,211	34,422			$386,731
Non-Equity Annual Incentive					$750,000
Nicholas Letica
2021 Plan, RSUs	January 13, 2023					34,423	$599,993
2021 Plan, PSUs	January 13, 2023	12,909	34,423	68,846			$773,485
Non-Equity Annual Incentive					1,675,000
Rebecca B. Sandberg
2021 Plan, RSUs	January 13, 2023					20,797	$362,492
2021 Plan, PSUs	January 13, 2023	7,799	20,797	41,594			$467,309
Non-Equity Annual Incentive					$1,040,000
Robert Rush
2021 Plan, RSUs	January 13, 2023					19,363	$337,497
2021 Plan, PSUs	January 13, 2023	7,261	19,363	38,726			$435,087
Non-Equity Annual Incentive					$570,000
(1)PSUs are granted under the 2021 Plan and subject to vesting following a three-year performance period subject to achievement of pre-established performance goals. Performance payouts range from 0% to 200% of target based on actual performance achieved.
(2)Represents the actual annual cash incentive compensation earned in connection with the 2023 performance year, which was awarded and paid in January 2024. See also “Annual Incentive Compensation” beginning on page 30.
(3)RSUs are granted under the 2021 Plan and vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the officer complies with the terms and conditions of their RSU agreement.
(4)This column shows the full grant date fair value of the RSUs under ASC Topic 718. Generally, the full grant date fair value is the amount we would expense in our financial statements over the award's vesting period. See Note 18 to the audited consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards. The grant date fair value for the RSUs is based on the $17.43 closing market price of our common stock on the NYSE on the January 13, 2023 grant date. The grant date fair value of the PSUs assumes performance achieved at 100% of target and calculated based on the $22.47 per share price determined using a Monte Carlo simulation on the January 13, 2023 grant date.

Outstanding Equity Awards at Fiscal Year-End for 2023
The following table sets forth information concerning unvested restricted stock units and performance share units for each named executive officer as of December 31, 2023. On November 1, 2022, we effected a one-for-four reverse stock split of our outstanding shares of common stock. All per share amounts, common shares outstanding and common equity-based awards for all periods presented herein have been adjusted on a retroactive basis to reflect the reverse stock split.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock that Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units (4)
William Greenberg	January 13, 2023			57,981	$1,302,833
	January 13, 2023	57,981	$807,675
	February 7, 2022			47,669	$1,039,184
	February 7, 2022	31,780	$442,695
	May 19, 2021			35,402	$1,227,741
	May 19, 2021	17,483	$243,538
Mary Riskey	January 13, 2023			17,211	$386,731
	January 13, 2023	17,211	$239,749
	February 07, 2022			14,124	$307,903
	February 07, 2022	9,416	$131,165
	May 19, 2021			10,489	$363,759
	May 19, 2021	8,159	$113,655
Nicholas Letica	January 13, 2023			34,423	$773,485
	January 13, 2023	34,423	$479,512
	August 15, 2022			14,506	$321,453
	August 15, 2022	34,616	$482,201
Rebecca B. Sandberg	January 13, 2023			20,797	$467,309
	January 13, 2023	20,797	$289,702
	February 7, 2022			17,066	$372,039
	February 7, 2022	11,378	$158,496
	May 19, 2021			12,675	$439,569
	May 19, 2021	9,324	$129,883
Robert Rush	January 13, 2023			19,363	$435,087
	January 13, 2023	19,363	$269,727
	February 7, 2022			15,889	$346,380
	February 7, 2022	10,593	$147,560
	May 19, 2021			11,800	$409,224
	February 25, 2021	8,570	$119,380
(1)Represents RSUs granted pursuant to our 2009 Plan and 2021 Plan. Awards are time-based and vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the officer complies with the terms and conditions of the award agreement.
(2)Values are based on the $13.93 closing market price of our common stock on the NYSE on December 31, 2023.
(3)Represents performance-based PSUs granted pursuant to our 2021 Plan. PSUs vest following a three-year performance period that begins the year of the grant date, subject to achievement of pre-established performance goals. Does not include any potential dividend equivalent rights that may accrue during the three-year performance period that are payable in additional PSUs, the vesting of which are subject to achievement of the same performance goals as the underlying PSU award.
(4)Value assumes performance achieved at 100% of the target PSUs awarded and calculated based on the $22.47, $22.16, $21.80 and $34.68 per share prices determined using a Monte Carlo simulation on the January 13, 2023, August 15, 2022, February 7, 2022 and May 19, 2021 grant dates, respectively.

Stock Vested in Fiscal Year 2023
The following table sets forth information concerning restricted stock awards and restricted stock units held by our named executive officers that vested during the year ended December 31, 2023. On November 1, 2022, we effected a one-for-four reverse stock split of our outstanding shares of common stock. All per share amounts, common shares outstanding and common equity-based awards for all periods presented herein have been adjusted on a retroactive basis to reflect the reverse stock split.

			Stock Awards
Name	Original Grant Date	Vesting Date	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
William Greenberg	January 29, 2020	January 29, 2023	8,207	$146,987
	May 19, 2021	May 19, 2023	17,482	$215,203
	February 07, 2022	February 07, 2023	15,889	$271,543
Mary Riskey	January 29, 2020	January 29, 2023	4,377	$78,392
	May 19, 2021	May 19, 2023	8,158	$100,425
	February 07, 2022	February 07, 2023	4,708	$80,460
Nicholas Letica	August 15, 2022	August 15, 2023	17,307	$226,029
Rebecca B. Sandberg	January 29, 2020	January 29, 2023	5,745	$102,893
	May 19, 2021	May 19, 2023	9,324	$114,778
	February 07, 2022	February 07, 2023	5,688	$97,208
Robert Rush	January 29, 2020	January 29, 2023	5,198	$93,096
	February 25, 2021	February 25, 2023	8,569	$143,017
	February 07, 2022	February 07, 2023	5,296	$90,509
(1)The values in this column for each vesting event are based on the closing market price of our common stock on the NYSE on such date or, to the extent the NYSE was closed on such date, the closing market price of our common stock on the most recent NYSE trading date prior to the vesting event.

Potential Payments Upon Termination or Change of Control
We maintain certain plans and arrangements that will require us to provide compensation to our named executive officers in the event of certain terminations of employment. The following discussion describes the payments and benefits to which our named executive officers are entitled in various termination of employment and change of control situations. The intent of this discussion is to describe those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment or change of control situation. This discussion does not describe all payments and benefits a named executive officer may receive following a termination or change of control, such as the following accrued, vested or non-forfeitable compensation and benefits:
•payment of individual and company contributions on behalf of the named executive officer under our company-sponsored 401(k) retirement and profit sharing plan, health savings account or flexible dependent care account, as described under “Health, Welfare, Retirement and Other Personal Benefits” on page 34;
•payouts under, and continuation of, health and welfare benefits under plans generally applicable to our employees (e.g., COBRA) or as prescribed by applicable law; and
•any payment as may be required under applicable law.
    None of our named executive officers have any employment agreement or other arrangements other than as provided for in our Severance Benefits Plan and the 2009 Plan and 2021 Plan and award agreements thereunder that govern the terms of the equity incentive awards that have been granted to them to date. Each of our named executive officers is a party to our standard employee confidentiality agreement, which is described in the section titled “Employment, Severance and Change of Control Arrangements” beginning on page 35. For further information about our Severance Benefits Plan, including terms, conditions and restrictive covenants that apply, see the section titled “Employment, Severance and Change of Control Arrangements” beginning on page 35.

Voluntary Resignation
    In the event of a named executive officer’s voluntary resignation, we would not be obligated to pay or provide any additional payments or benefits to the executive officer in connection with their voluntary resignation.
Retirement
    In the event of a named executive officer’s retirement, we would not be obligated to pay or provide any additional payments or benefits to the executive officer unless they meet the criteria for “retirement” in connection with their retirement under our 2009 Plan and 2021 Plan and the equity award agreements governing grants thereunder. A “retirement” is generally defined as the voluntary termination of employment (i) at or after the age of 65, (ii) on or after the age of 55 and with five years of consecutive service, or (iii) as may be determined by the Compensation Committee. If the criteria for retirement are met, then on the executive’s termination date due to retirement:
•Under the 2009 Plan and 2021 Plan, all of the outstanding RSUs will continue to vest in accordance with the vesting schedule set forth in the applicable award agreement as if the executive officer remained in service with the company until the end of the vesting period; and
•Under the 2021 Plan, all of the outstanding PSUs will continue to vest in accordance with the applicable award agreement, subject to achievement of the performance goals as if the executive officer remained in service to the company through the end of the performance period.
Death
    In the event of a named executive officer’s death, we would not be obligated to pay or provide any additional payments or benefits to the executive officer (or their beneficiary) other than pursuant our 2009 Plan and 2021 Plan and the equity award agreements governing grants thereunder. If there is a termination of service as a result of the executive officer’s death:
•Under the 2009 Plan and 2021 Plan, all outstanding RSUs that have not vested will fully vest as of the date of such executive officer’s death; and
•Under the 2021 Plan, the executive officer will fully vest on the date of such officer’s death in a number of PSUs equal to the amount of the target award for the applicable performance period, without regard to the achievement of any applicable performance goals.
Disability
    In the event of a named executive officer’s disability, we would not be obligated to pay or provide any additional payments or benefits to the executive officer unless they meet the definition of “disability” as set forth under our 2009 Plan and 2021 Plan and the equity award agreements governing grants thereunder. “Disability” is generally defined as the occurrence of an event which would entitle the grantee to the payment of disability income under an approved long-term disability income plan or a long-term disability plan of the company or a participating company as determined by the Compensation Committee in its absolute discretion or pursuant to any other standard as may be adopted by the Committee. If the definition of disability is met, then on the executive’s termination date due to disability:
•Under the 2009 Plan and 2021 Plan, all outstanding RSUs that have not vested will fully vest as of the date of such executive officer’s termination; and
•Under the 2021 Plan, the executive officer will fully vest on the date of such officer’s termination in a number of PSUs equal to the amount of the target award for the applicable performance period, without regard to the achievement of any applicable performance goals.

Involuntary Termination without Cause
    In the event a named executive officer is terminated by the company for any reason other than “cause”, the executive officer is entitled to receive certain cash payments under our Severance Benefits Plan and accelerated vesting of equity awards granted under our 2009 Plan and 2021 Plan.
Under our Severance Benefits Plan, the payments and benefits the named executive officer would be entitled to receive include:
•cash compensation equal to a multiple of the sum of (i) the executive’s base salary, plus (ii) the executive’s target annual cash incentive for the year in which the termination occurs, where the multiple is two times (2.0x) base salary for the Chief Executive Officer and one and one-half times (1.5x) base salary for the other named executive officers;
•a pro rata portion of the executive’s target annual incentive compensation established for the year in which the termination event occurs, as calculated from January 1 of that year through the separation date, as if the individual target performance metrics (if any) comprising the annual incentive target compensation had been attained and based on actual performance attained for company performance metrics;
•continued participation in certain welfare and insurance benefits in effect on the separation date for the lesser of the individual’s COBRA eligibility or 18 months; and
•outplacement assistance for six months, up to a maximum reimbursement amount of $25,000.
    Payment of severance benefits are payable in substantially equal installments in accordance with the company’s standard payroll procedures following the effective date of the executive officer’s separation agreement and continuing for a severance period that is equal to 24 months for the Chief Executive Officer and 18 months for the other named executive officers, except that portion that represents the pro rata target annual incentive compensation is payable in a lump sum payment at the time the company otherwise pays cash bonuses to its employees. Payment of severance benefits is contingent on the executive officer’s (i) timely execution and non-revocation of a general waiver and release in favor of the company, and (ii) continued compliance with any post-termination obligations to the company, including any restrictive covenants.
Under our Equity Incentive Plans and the equity award agreements governing grants thereunder, in the event a named executive officer is terminated by the company for any reason other than “cause”, then effective on the executive’s termination date:
•Under the 2009 Plan and 2021 Plan, all outstanding RSUs that have not vested will fully vest as of the date of such termination; and
•Under the 2021 Plan, the executive officer will be entitled to vest, on the last day of the performance period covering such award agreement, in a pro rata portion of the number of PSUs the executive would have received based on the level of achievement of the performance goals for such performance period, calculated by multiplying the number of PSUs the executive would have received if they had remained employed through the end of the performance period by a fraction, the numerator of which equals the number of days that executive was employed during the performance period and the denominator of which equals the total number of days in the performance period.
Termination by Executive for Good Reason
    In the event a named executive officer voluntarily terminates their employment, we would not be obligated to pay or provide any additional payments or benefits to the executive officer unless they met the criteria for “good reason” set forth in our Severance Benefits Plan or under our 2021 Plan and the equity award agreements governing grants thereunder. “Good reason” is generally defined as (i) material diminution or reduction of the executive’s authority, duties, or responsibilities, subject to certain limitations such as if such diminution is a result of unsatisfactory performance, (ii) relocation of the company’s principal office resulting in an increase in the executive’s commute by more than 50 miles, (iii) material reduction in the executive’s base salary or target compensation, other than in a reduction also affecting similarly-situated employees, or (iv) material breach by the company of any written agreement between the company and executive.
If the criteria for “good reason” are satisfied, then the payments and benefits the named executive officer would be entitled to receive are the same amounts as provided under our Severance Benefits Plan and our

2021 Plan and the equity award agreements governing grants thereunder, as would be provided in the event that a named executive officer is involuntarily terminated without cause, as described under “Involuntary Termination Without Cause” on page 45 above.
Change of Control
    Our Severance Benefits Plan and our 2009 Plan and 2021 Plan and the award agreements that govern the equity awards granted to executive officers thereunder each include “double-trigger” provisions with respect to the payment of benefits in connection with a “change of control” of the company. In each case, the qualifying termination event that triggers the payment of a benefit must occur within 24 months following the date of such change of control. “Change of control” is generally defined as (i) any person or group becomes the owners of more than 50% of our then-outstanding common stock or the combined voting power of our then outstanding voting securities, (ii) members of our Board at the beginning of any consecutive 24-month period cease to constitute at least a majority of our Board for any reason other than death or disability, or (iii) upon the completion of certain business combinations, including a merger or a sale of substantially all of the company’s assets.
Qualifying termination events that would trigger a payment to our executive officers following a change of control are described below.
Involuntary Termination without Cause or for Good Reason
Severance Benefits Plan
Under our Severance Benefits Plan, if (i) the company experiences a change of control and (ii) within 24 months following the date of such change of control, a named executive officer’s employment is terminated by the company for any reason other than “cause” or by the employee for “good reason”, the executive officer is entitled to receive certain cash payments under our Severance Benefits Plan and accelerated vesting of equity awards granted under our 2009 Plan and 2021 Plan.
Under our Severance Benefits Plan, the payments and benefits the named executive officer would be entitled to receive include:
•cash compensation equal to a multiple of the sum of (i) the executive’s base salary, plus (ii) the executive’s target annual cash incentive for the year in which the termination occurs, where the multiple is two and one-half times (2.5x) base salary for the Chief Executive Officer and two times (2.0x) base salary for the other named executive officers;
•a pro rata portion of the executive’s target annual incentive compensation established for the year in which the termination event occurred, as calculated from January 1 of that year through the separation date, as if the individual target performance metrics (if any) comprising the annual incentive target compensation had been attained and for company performance metrics based on the greater of actual performance attained or target levels;
•continued participation in certain welfare and insurance benefits in effect on the separation date for the lesser of the individual’s COBRA eligibility or 18 months; and
•outplacement assistance for six months, up to a maximum reimbursement amount of $25,000.
Payment of severance benefits are payable in substantially equal installments in accordance with the company’s standard payroll procedures following the effective date of the executive officer’s separation agreement and continuing for a severance period that is equal to 30 months for the Chief Executive Officer and 24 months for the other named executive officers, except that portion that represents the pro rata target annual incentive compensation is payable in a lump sum payment at the time the company otherwise pays cash bonuses to its employees. Payment of severance benefits is contingent on the executive officer’s (i) timely execution and non-revocation of a general waiver and release in favor of the company, and (ii) continued compliance with any post-termination obligations to the company, including any restrictive covenants.
2009 Equity Incentive Plan
Under our 2009 Plan and the award agreements that govern the RSUs previously granted to executive officers thereunder, if (i) there is a “change of control” and (ii) within 24 months following the change of control, the executive’s employment is terminated by the company without “cause” or by the executive for good reason (as that term is defined by the Compensation Committee), then the vesting restrictions on any restricted stock awards then outstanding will lapse on the separation date of such executive. If, however, there is a change of control and the “resulting entity” in the change of control has not assumed or continued the outstanding RSU agreement, then the vesting restrictions on any RSUs then outstanding will lapse immediately prior to the change of control.
2021 Equity Incentive Plan
Under our 2021 Plan and the award agreements that govern the RSUs and PSUs granted to executive officers thereunder, if (i) there is a “change of control” and (ii) within 24 months following the change of control, the executive’s employment is terminated by the company without “cause” or by the executive for “good reason”, then:
•the executive officer will fully vest in all outstanding RSUs that have not already vested on the date of the termination of service; and
•the executive officer will fully vest in all outstanding Assumed PSUs that have not already vested on the date of the termination of services, with “Assumed PSUs” defined as the number of PSUs that the executive officer was deemed to have earned on the change of control date, calculated as the greater of the number of target award PSUs or the number of PSUs that the executive would have received if the change of control date was the last day of the applicable performance period (after giving effect to level of achievement of the performance goals).
Under the 2021 Plan, if there is a change of control and the “resulting entity” in the change of control has not assumed or continued the outstanding RSU or PSU agreements, then the foregoing vesting scenarios will be deemed to have taken place immediately prior to the effectiveness of the change of control.
Involuntary Termination for Cause
In the event an executive officer is terminated for “cause,” we would not be obligated to pay or provide any additional payments or benefits to the executive officer in connection with their termination. Conversely, under our Incentive Compensation Recoupment Policy and the terms of our 2009 Plan and 2021 Plan and the award agreements granting restricted stock thereunder, the Board of Directors and Compensation Committee would have broad discretion to cancel unvested equity incentive awards and recover cash and equity incentive compensation previously paid to the executive officer, as described under “Incentive Compensation Recoupment (Clawback) Policy” beginning on page 38 above.
Under the Severance Benefits Plan and our 2009 Plan and 2021 Plan, “cause” is generally defined as: (i) engaging in willful or gross misconduct or negligence; (ii) repeatedly failing to adhere to the directions of superiors or the written policies and practices of the company; (iii) commission of the acts satisfying the elements of a felony, crime of moral turpitude, deceit, dishonesty or fraud, or any crime involving the company; (iv) engaging in fraud, misappropriation, embezzlement or material or repeated insubordination; (v) materially breaching their employment agreement (if any) or restrictive covenant agreement with the company; or (vi) engaging in any act or omission of willful misconduct or gross negligence detrimental to the business or financial reputation of the company.
Potential Payments Upon Termination or Change of Control
The following table sets forth reasonable estimates of the potential benefits to our named executive officers in connection with certain termination events that were described in the foregoing discussion of “Potential Payments Upon Termination or Change of Control” beginning on page 44, assuming each such event occurred on December 31, 2023.
The actual payments and benefits due upon the occurrence of certain events could materially differ from the estimates provided in the following table and would only be known at the time that the named executive officers become eligible for payment. Material assumptions used in calculating the estimated payments and benefits are described in the footnotes to the table.

Potential Payments Upon Termination or Change of Control

						Change of Control
Name	Voluntary Resignation/ Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Involuntary Termination without Cause ($)	Termination by Executive for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Good Reason ($)	Involuntary Termination for Cause ($)
William Greenberg (1)
Cash Severance Payment (2)	—	—	—	7,000,000	7,000,000	8,312,500	8,312,500	—
Unvested Equity Incentives (3)	—	3,458,763	3,458,763	2,698,970	2,698,970	3,458,763	3,458,763	—
Health/Welfare Benefits (4)	—	—	—	44,835	44,835	44,835	44,835	—
Outplacement Services (5)	—	—	—	25,000	25,000	25,000	25,000	—
Total	—	3,458,763	3,458,763	9,768,805	9,768,805	11,841,098	11,841,098	—
Mary Riskey (1)
Cash Severance Payment (2)	—	—	—	2,125,000	2,125,000	2,650,000	2,650,000	—
Unvested Equity Incentives (3)	—	1,067,177	1,067,177	841,762	841,762	1,067,177	1,067,177	—
Health/Welfare Benefits (4)	—	—	—	28,506	28,506	28,506	28,506	—
Outplacement Services (5)	—	—	—	25,000	25,000	25,000	25,000	—
Total	—	1,067,177	1,067,177	3,020,268	3,020,268	3,770,684	3,770,684	—
Nicholas Letica
Cash Severance Payment (2)	—	—	—	3,750,000	3,750,000	4,620,000	4,620,000	—
Unvested Equity Incentives (3)	—	—	1,643,294	1,256,263	1,256,263	1,643,294	1,643,294	—
Health/Welfare Benefits (4)	—	—	—	28,506	28,506	28,506	28,506	—
Outplacement Services (5)	—	—	—	25,000	25,000	25,000	25,000	—
Total	—	—	1,643,294	5,059,769	5,059,769	6,316,800	6,316,800	—
Rebecca B. Sandberg
Cash Severance Payment (2)	—	—	—	2,437,500	2,437,500	3,025,000	3,025,000	—
Unvested Equity Incentives (3)	—	—	1,282,075	1,009,697	1,009,697	1,282,075	1,282,075	—
Health/Welfare Benefits (4)	—	—	—	44,835	44,835	44,835	44,835	—
Outplacement Services (5)	—	—	—	25,000	25,000	25,000	25,000	—
Total	—	—	1,282,075	3,517,032	3,517,032	4,376,910	4,376,910	—
Robert Rush (1)
Cash Severance Payment (2)	—	—	—	1,812,500	1,812,500	2,275,000	2,275,000	—
Unvested Equity Incentives (3)	—	1,192,102	1,192,102	938,506	938,506	1,192,102	1,192,102	—
Health/Welfare Benefits (4)	—	—	—	44,835	44,835	44,835	44,835	—
Outplacement Services (5)	—	—	—	25,000	25,000	25,000	25,000	—
Total	—	1,192,102	1,192,102	2,820,841	2,820,841	3,536,937	3,536,937	—
Total	—	5,718,042	8,643,411	24,186,716	24,186,716	29,842,429	29,842,429	—
(1)As of December 31, 2023, Mr. Greenberg, Ms. Riskey and Mr. Rush met the retirement criteria set forth in our 2009 Plan and 2021 Plan.
(2)Represents the aggregate cash severance amount payable under the Severance Benefits Plan, comprised of cash compensation (which is a multiple of the sum of the executive’s base salary plus target annual cash incentive) and a prorated annual cash incentive. For purposes of calculating cash compensation and prorated annual cash incentive, we (i) used base salary in effect at December 31, 2023 and (ii) the 2023 target annual cash incentive for each executive officer as identified on page 30 above.
(3)Based on (i) unvested shares of restricted stock awards outstanding under our 2009 Plan, (ii) RSUs outstanding under our 2009 Plan and 2021 Plan, and (iii) PSUs outstanding under our 2021 Plan, all as more fully described under “Outstanding Equity Awards at Fiscal Year-End for 2023” on page 43 above. Assumes PSUs are awarded at target levels at the end of the applicable performance period, and does not include the value of any DERs that may accrue during the performance period. The value of shares underlying the awards is calculated based on the $13.93 closing market price of our common stock on the NYSE on December 31, 2023.
(4)Represents the estimated aggregate amount of the COBRA severance benefits payable under the Severance Benefits Plan assuming the executive officer is enrolled in the same level of health and welfare benefits as on December 31, 2023 and assuming they are eligible for 18 months of COBRA benefits.
(5)Assumes reimbursement paid to the executive officer for the maximum amount of $25,000 in outplacement services for which the officer is eligible under the Severance Benefits Plan.

CEO Compensation Pay Ratio
We are required by applicable law to disclose the median annual total compensation of all of our employees (excluding the Chief Executive Officer), the annual total compensation of the Chief Executive Officer, and the ratio of these two amounts (the “pay ratio”). The pay ratio below is a reasonable estimate based on our payroll records and the methodology described below, and was calculated in a manner consistent with applicable law. Because companies are provided flexibility in adopting a methodology for identifying the median employee and calculating the pay ratio, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
We identified the median employee using the total compensation for the 80 employees (excluding our Chief Executive Officer) who were employed by us on December 31, 2023 (whether employed on a full-time or part-time basis). Because we did not acquire our subsidiary RoundPoint Mortgage Servicing LLC until September 30, 2023, calculation of the 2023 pay ratio excluded the 385 employees of RoundPoint, as permitted under SEC rules.
For purposes of this pay ratio calculation, including identifying and determining the annual total compensation of our median employee, “total compensation” is comprised of (i) the cash amounts paid by the company for annual base salary, annual cash bonus (if any), cash dividends paid on unvested long-term equity incentive awards (if any), for fiscal year 2023 and (ii) the grant date fair value of long-term equity incentive awards (if any) granted in fiscal year 2023.
For 2023, we calculated annual total compensation for the median employee using the same methodology as for our named executive officers as described in the Summary Compensation Table in this Proxy Statement. The annual total compensation for our Chief Executive Officer was $6,098,678 and the median annual total compensation of all of our employees (other than our CEO) was $193,634. The resulting pay ratio of the Chief Executive Officer’s annual total compensation to the median annual total compensation of all of our employees was 31.5 to 1. Because we have an even number of employees (after excluding our Chief Executive Officer), the median annual total compensation was derived by taking an average of our two median employees, who are both employed in the role of assistant vice president, respectively, located in our Minnesota office.

Pay Versus Performance
Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the information below concerning the relationship between “Compensation Actually Paid” to our named executive officers for the years ending December 31, 2023, 2022, 2021 and 2020, and certain measurements of the company’s performance for those periods, to illustrate “pay versus performance”. The Pay Versus Performance Table should be read in conjunction with the footnotes below as well as the information provided in the section titled “Pay Versus Performance Supplemental Information” that follows. The Compensation Committee did not consider the Pay Versus Performance disclosures below in making its pay decisions for any of the years shown.

							Value of Initial Fixed $100 Investment Based On:
(a) Year (1)	(b) Summary Compen-sation Table Total for Current CEO ($)(2)	(b) Summary Compen-sation Table Total for Prior CEO ($)(2)	(c) Compen-sation Actually Paid to Current CEO ($)(3)	(c) Compen-sation Actually Paid to Prior CEO ($)(3)	(d) Average Summary Compen-sation Table Total for Non-CEO NEOs ($)(4)	(e) Average Compen-sation Actually Paid to Non-CEO NEOs ($)(3)(4)	(f) Total Stockholder Return ($)(5)	(g) Peer Group Total Stockholder Return ($)(5)(6)	(k) Net Income ($)(7)	(i) Company-Selected Measure: Relative Total Economic Return (%ile)(8)
2023	6,098,678	—	4,969,715	—	2,550,468	2,129,728	37.59	79.21	(106,371,723)	46.6%
2022	4,413,162	—	3,127,319	—	1,954,529	1,496,022	36.68	69.20	220,238,656	68.6%
2021	4,737,627	—	3,930,403	—	2,154,523	1,730,993	47.83	91.50	187,227,532	9.7%
2020	3,001,643	89,173	1,877,296	(551,392)	1,941,787	1,004,471	47.80	77.80	(1,630,135,126)	9.6%
(1)As described in the “Summary Compensation Table” on page 40 and elsewhere in this Proxy Statement, prior to August 15, 2020, we were an externally managed company and did not pay any cash compensation to our named executive officers. Accordingly, cash compensation amounts for fiscal year 2020 reflect amounts paid to our NEOs beginning August 15, 2020.
(2)Mr. Greenberg was appointed as Chief Executive Officer in June 2020. We did not pay cash compensation to our former CEO, Thomas Siering, in 2020 and, accordingly, compensation information for Mr. Siering is limited to “Other Compensation” and equity awards.
(3)As required by Item 402(v) of Regulation S-K, reconciliation tables illustrating the calculation of Compensation Actually Paid are presented under “Pay Versus Performance Supplemental Information — Reconciliation of Summary Compensation to Compensation Actually Paid” below on page 52.
(4)Individuals comprising the non-principal executive officers (non-PEOs) in columns (d) and (e) are: for 2023 and 2022, Ms. Riskey, Mr. Letica, Ms. Sandberg, and Mr. Rush; and for 2021, Ms. Riskey, Ms. Sandberg and Mr. Rush and, until his departure in June 2021, Matthew Koeppen; and for 2020, Ms. Riskey, Mr. Koeppen and Ms. Sandberg. As noted in the Summary Compensation Table, Mr. Letica was appointed as Chief Investment Officer in 2022, and Mr. Rush was not a named executive officer in 2020.
(5)Total Stockholder Return and Peer Group Total Stockholder Return assume $100 invested at December 31, 2019.
(6)As permitted by SEC rules, the Peer Group referenced for the purpose of the Peer Group Total Stockholder Return is the Bloomberg REIT Mortgage Index (BBRMTG).
(7)Represents GAAP Net Income as reported in our Annual Report on Form 10-K for the year ended December 31 for each of the years shown. See also “Pay Versus Performance Supplemental Information — Relationship of Net Income to Compensation Actually Paid” on page 54 below for further information.
(8)We have designated relative total economic return (rTER) as our company selected measure for this table. We believe this additional financial measure represents the most important financial performance measure used by the company in its annual incentive compensation plan to link Compensation Actually Paid to our named executive officers for the 2023 performance year. As used in our annual incentive compensation plan, rTER compares our total economic return for the 12-month performance period ended September 30 to the total economic return of our performance group peers, however, in accordance with Regulation S-K, we have computed rTER for purposes of this table based on the year ended December 31 for each year reported. For further information on our annual cash incentive plan and how we use rTER as a performance metric in our compensation program, please refer to the section titled “Annual Incentive Compensation” above on page 30. The companies included in our performance peer group for 2023 are included in the section titled “Peer and Competitive Market Positioning" above on page 37. For 2022, the performance peer companies were NLY, AGNC, IVR, PMT, DX, RITM, CIM, MITT, ARR, ORC, CHMI, AAIC, EFC, NYMT, RWT, MFA and WMC. For 2021 and 2020, the performance peer companies were NLY, AGNC, IVR, PMT, DX, EARN, RITM, CIM, MITT, ARR, ORC, CHMI, AAIC, EFC, NYMT, RWT, MFA and WMC.
Pay Versus Performance Supplemental Information
While the Compensation Committee uses several performance measures to align executive compensation with company performance, including TER and 3-year TSR on absolute and relative bases, not all of those performance measures are presented in the Pay Versus Performance table and, therefore, the company’s performance measures may not align with Compensation Actually Paid. As required by Item 402(v) of Regulation S-K, we are providing the following supplemental information to assist with understanding certain information in the Pay Versus Performance table as it relates to Compensation Actually Paid and our executive compensation program.
Reconciliation of Summary Compensation to Compensation Actually Paid
The following reconciliation tables are included in order to illustrate the calculation of Compensation Actually Paid in the Pay Versus Performance table above on page 51. Specifically, the following reconciliations show the amounts that were deducted from and added to the Summary Compensation Table total compensation shown on page 40 for the current CEO, the prior CEO, and the average of the other non-CEO named executive officers for each of the years reported.

	Year 2023
Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid	Current CEO	Prior CEO	Average for Non-CEO NEOs
Summary Compensation Table Total	$6,098,678	—	$2,550,468
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	$(2,313,442)	—	$(915,645)
Increase for year-end fair value of any awards granted during the year that remain outstanding and unvested as of year-end	$1,663,185	—	$658,278
Increase (decrease) for change in value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	$(456,755)	—	$(151,871)
Increase (decrease) for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during the year	$(21,951)	—	$(11,502)
Compensation Actually Paid	$4,969,715	—	$2,129,728

	Year 2022
Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid	Current CEO	Prior CEO	Average for Non-CEO NEOs
Summary Compensation Table Total	$4,413,162	—	$1,954,529
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	$(2,051,674)	—	$(855,377)
Increase for year-end fair value of any awards granted during the year that remain outstanding and unvested as of year-end	$1,510,869	—	$635,501
Increase (decrease) for change in value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	$(683,237)	—	$(213,993)
Increase (decrease) for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during the year	$(61,801)	—	$(24,638)
Compensation Actually Paid	$3,127,319	—	$1,496,022

	Year 2021
Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid	Current CEO	Prior CEO	Average for Non-CEO NEOs
Summary Compensation Table Total	$4,737,627	—	$2,154,523
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	$(2,727,749)	—	$(1,299,042)
Increase for year-end fair value of any awards granted during the year that remain outstanding and unvested as of year-end	$1,980,659	—	$641,121
Increase (decrease) for change in value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	$(43,562)	—	$(24,982)
Increase for fair value on vesting date of any awards that were both granted and vested in the same year	—	—	$250,567
Increase (decrease) for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during the year	$(16,572)	—	$8,806
Compensation Actually Paid	$3,930,403	—	$1,730,993

	Year 2020
Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid	CEO	Prior CEO	Average for Non-CEO NEOs
Summary Compensation Table Total	$3,001,643	$89,173	$1,941,787
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	$(1,499,987)	—	$(1,116,653)
Increase for year-end fair value of any awards granted during the year that remain outstanding and unvested as of year-end	$627,362	—	$467,040
Increase (decrease) for change in value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	$(274,643)	$(714,780)	$(306,919)
Increase (decrease) for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during the year	$22,921	$74,215	$19,216
Compensation Actually Paid	$1,877,296	$(551,392)	$1,004,471
Relationship of Total Stockholder Return to Compensation Actually Paid
The following graph illustrates the relationship between our total stockholder return (TSR) and the Compensation Actually Paid to our current CEO, our prior CEO and the average of other non-CEO named executive officers. As shown, Compensation Actually Paid generally aligns with TSR, primarily due to the company’s use of equity awards, which are tied directly to our stock price. For further information about our use of equity awards as a component of compensation is, please refer to “Long-Term Incentive Compensation” on page 33.

The following graph compares our total stockholder return as compared to the Bloomberg REIT Mortgage Index for the years reported.

Relationship of Net Income to Compensation Actually Paid
The following graph illustrates the relationship between GAAP net income and the compensation actually paid to our current CEO, prior CEO and the average of other non-CEO named executive officers. The majority of our assets are carried at fair value, however, the unrealized gains and losses are included in either net income or accumulated other comprehensive income depending on the asset type. For this reason, net income is an incomplete measure and does not reflect the company’s total return. The Compensation Committee does not use net income as a performance measure in our executive compensation program.

Relationship of Relative Total Economic Return to Compensation Actually Paid
The following graph illustrates the relationship between relative total economic return (rTER) and the Compensation Actually Paid to our current CEO, prior CEO and the average of other non-CEO named executive officers. We have designated rTER as our company selected measure in the Pay Versus Performance table. We believe this financial measure represents the most important financial performance measure we used in our annual incentive compensation plan to link Compensation Actually Paid to our named executive officers for the 2023 performance year. For information regarding our use of rTER in our annual incentive compensation program, please refer to “Annual Incentive Compensation” on page 30.

Most Important Measures to Determine Compensation Actually Paid for Fiscal Year 2023
As described in our CD&A, our compensation program for our named executive officers includes annual cash incentive compensation and long-term equity incentive, which are variable performance-based, or at-risk, compensation designed to directly link pay to performance.
In 2023, performance-based annual incentive and long-term incentive compensation served as a material component of the compensation package for each of our named executive officers. The five items listed below represent the metrics used in our annual incentive and long-term incentive compensation and, therefore, we believe are the most important metrics we used to determine Compensation Actually Paid for the performance year ending December 31, 2023. These metrics are further described in our CD&A in the section titled “Annual Incentive Compensation” beginning on page 30 and “Long-Term Incentive Compensation” beginning on page 33.

Most Important Performance Measures for 2023
Relative Total Economic Return
Absolute Total Economic Return
Relative 3-Year Total Stockholder Return
Absolute 3-Year Total Stockholder Return
Strategic and Operational Performance Goals and Objectives

PROPOSAL 2: ADVISORY VOTE RELATING TO EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are asking for your advisory vote on the compensation paid to our named executive officers as disclosed in this Proxy Statement.
We urge you to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosures section appearing on pages 23 to 50 of this Proxy Statement. As described in detail in those sections, we believe our internal management structure and the direct control of our company over the compensation of our named executive officers effectively aligns the interests of our named executive officers with our stockholders through a compensation program that emphasizes a pay-for-performance philosophy while allowing us to attract, retain, and appropriately incent executives with the skills and experience necessary to achieve our key business objectives.
Accordingly, we are asking you to vote “FOR” the adoption of the following resolution:
“RESOLVED: That the stockholders of the company approve, on a non-binding advisory basis, the compensation paid to the company’s executive officers, as disclosed in the company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis and related narrative discussions in the Proxy Statement.”
While the vote on this proposal is advisory in nature and not binding, the Board of Directors and the Compensation Committee will take the results of the vote into account in making future compensation decisions. Our Board of Directors has determined that our company will hold an advisory vote on executive compensation on an annual basis. We currently expect to conduct our next advisory vote on executive compensation at our next annual meeting of stockholders in May 2025.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, it will be reconsidered by our Audit Committee. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report
The Board of Directors has appointed an Audit Committee presently composed of independent directors Stephen G. Kasnet, Sanjiv Das, Karen Hammond, W. Reid Sanders, and Hope B. Woodhouse. Mr. Kasnet serves as Chair of the Audit Committee. Each of the directors on our Audit Committee is an independent director under the NYSE listing standards and SEC rules. The Board of Directors has determined that each of Ms. Hammond, Mr. Kasnet and Ms. Woodhouse satisfies the definition of financial sophistication and is an “audit committee financial expert”, as defined under rules and regulations promulgated by the SEC.
The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available on our website at www.twoharborsinvestment.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. Our independent registered public accounting firm is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.
The Audit Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent registered public accounting firm for 2023. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.
The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communication with the Audit Committee concerning independence, and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2023 be included in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The Audit Committee also has recommended the appointment of Ernst & Young LLP to serve as the company’s independent registered public accounting firm for the year ending December 31, 2024.
By the Audit Committee:
Stephen G. Kasnet, Chair
Sanjiv Das
Karen Hammond
W. Reid Sanders
Hope B. Woodhouse

Use of Audit Committee Report
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material”, is not deemed to be “filed” with the SEC, and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act.
Auditor Fees
We retained Ernst & Young LLP to audit our consolidated financial statements for the year ended December 31, 2023. We also retained Ernst & Young LLP, as well as other accounting and consulting firms, to provide various other services in 2023.
The table below presents the aggregate fees billed to us for professional services performed by Ernst & Young LLP for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Audit fees (1)	$1,715,530	$1,405,530
Audit-related fees (2)	51,100	49,100
Tax fees (3)	425,370	272,575
Total principal accountant fees	$2,192,000	$1,727,205
(1)Audit fees pertain to the audit of our annual Consolidated Financial Statements, including review of the interim financial statements contained in our Quarterly Reports on Form 10-Q, comfort letters to underwriters in connection with our registration statements and common stock offerings, attest services, consents to the incorporation of the EY audit report in publicly filed documents and assistance with and review of documents filed with the SEC.
(2)Audit-related fees pertain to assurance and related services that are traditionally performed by the principal accountant, including accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews and consultation concerning financial accounting and reporting standards.
(3)Tax fees pertain to services performed for tax compliance, including REIT compliance, tax planning and tax advice, including preparation of tax returns and claims for refund and tax-payment planning services. Tax planning and advice also includes assistance with tax audits and appeals, and tax advice related to specific transactions.
Auditor Services Pre-Approval Policy
The services performed by Ernst & Young LLP in 2023 were pre-approved by our Audit Committee in accordance with the pre-approval policy set forth in our Audit Committee Charter. This policy requires that all engagement fees and the terms and scope of all auditing and non-auditing services be reviewed and approved by the Audit Committee in advance of their formal initiation.

GENERAL INFORMATION ABOUT THE 2024 ANNUAL MEETING AND VOTING
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 15, 2024
This Proxy Statement and our 2023 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.proxyvote.com.
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to the holders of our common stock as of the close of business on March 20, 2024. All common stockholders will be able to access our proxy materials on the website referred to in the Notice of Availability (www.proxyvote.com) or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice of Availability. We anticipate that the Notice of Availability will be mailed to common stockholders beginning on or about April 3, 2024.
Important Notice Regarding Forward-Looking Statements included in this Proxy Statement
This Proxy Statement includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “outlook,” “assume,” “estimate,” “project,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors”.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following matters:
(1)To elect as directors the nine individuals named in this Proxy Statement, each to serve until our next annual meeting of stockholders and until his or her successor is elected and qualified;
(2)To hold an advisory vote relating to the compensation of our executive officers;
(3)To approve the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
(4)To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Two Harbors Investment Corp. is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
We currently are not aware of any business to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares of common stock or act on those matters according to their best judgment.
Why is the company holding a virtual Annual Meeting?
We have elected to conduct our Annual Meeting in a virtual format in order to better facilitate stockholder participation by enabling stockholders to participate fully and equally from any location at no cost. We believe this approach increases our ability to engage with all stockholders, regardless of size, resources or physical location, and also provides cost savings for the company. We have designed this virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the online format allows stockholders to communicate with us in advance of, and during, the meeting so they can ask any questions of management and our Board of Directors.
Who is entitled to vote at the Annual Meeting?
Our Board of Directors has set March 20, 2024, as the record date for the Annual Meeting. This means that the holders of our common stock as of the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. On the record date, there were 103,474,059 shares of our common stock outstanding and entitled to vote at the Annual Meeting.
A list of the holders of our common stock as of the record date will be available at our principal executive office, during normal business hours for the ten days preceding the Annual Meeting, for examination by any registered common stockholder as of the record date for any purpose pertaining to the Annual Meeting. Our principal executive office is located at 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416.
What are my voting rights?
You are entitled to one vote for each share of our common stock held by you on the record date on all matters presented at the Annual Meeting or any adjournment or postponement thereof. There is no cumulative voting.
How many shares must be present to hold the Annual Meeting?
The presence, in person or represented by proxy, of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Your shares will be counted toward the quorum if you submit a proxy or vote at the Annual Meeting. Shares represented by proxies marked “abstain” and “broker non-votes” are also counted in determining whether a quorum is present.
What is a proxy?
A proxy is your designation of another person to vote shares of our common stock that you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote”. Two executive officers have been designated as proxies for our Annual Meeting. These executive officers are William Greenberg, our Chief Executive Officer, and Rebecca B. Sandberg, our Chief Legal Officer and Secretary.
What is a proxy statement?
    A proxy statement is a document that SEC regulations require us to make available to you by Internet or, if you request, by mail when we ask you to designate proxies to vote your shares of our common stock at a stockholders meeting. This Proxy Statement includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by regulations of the SEC and rules of the NYSE.

Why did I receive a notice instead of a full set of proxy materials?
As permitted by SEC rules, we have elected to provide access to our proxy materials over the Internet, which reduces the environmental impact and costs of our Annual Meeting. Accordingly, we mailed a Notice of Availability to beneficial owners and the holders of record of our common stock who have not previously requested a printed set of proxy materials. The Notice of Availability contains instructions on how to access our proxy materials and vote online as well as instructions on how to request a printed set of proxy materials.
Why did I receive more than one notice or printed set of proxy materials?
If you receive more than one Notice of Availability or printed set of proxy materials, it likely means that you hold shares of our common stock in more than one account. To ensure that all of your shares are voted, you should vote once for each control number you receive, as described below under “How can I vote prior to the Annual Meeting?”
How can I obtain a paper copy or an electronic copy of the proxy materials?
To obtain a paper copy or an electronic copy of the proxy materials, you will need your control number, which was provided to you in the Notice of Availability or the proxy card included with your printed set of proxy materials. Once you have your control number, you may request a paper copy or an electronic copy of our proxy materials using any of the following methods: (i) visit www.proxyvote.com and enter your control number when prompted; (ii) call 1-800-579-1639 and enter your control number when prompted; or (iii) send an email requesting electronic delivery of the materials to sendmaterial@proxyvote.com.
What is the difference between a stockholder of record and a beneficial owner?
If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares.
If your shares of common stock are held in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name”. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee on how to vote the shares that you beneficially own and you are also invited to attend our Annual Meeting. However, beneficial owners generally cannot vote their shares directly because they are not the stockholder of record; instead, beneficial owners must instruct the broker, bank, trustee or other nominee how to vote their shares using the method described below under “How can I vote prior to the Annual Meeting?”
Where can I find the voting results of the Annual Meeting?
We plan to publish the final voting results in a Current Report on Form 8-K filed within four business days of the Annual Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

How can I vote prior to the Annual Meeting?
Stockholders of Record. If you are a holder of record of our common stock, you may vote your shares or submit a proxy to be voted at the Annual Meeting by one of the following methods:

Vote by Internet
You may authorize your proxy online via the Internet by accessing the website www.proxyvote.com and following the instructions provided on the Notice of Availability or proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on May 14, 2024. To vote by Internet, use the control number listed on your Notice of Availability or proxy card, which was provided to you by our vote tabulator, Broadridge Financial Solutions, Inc.; then follow the additional steps when prompted. These steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Vote by Telephone
You may authorize your proxy by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on May 14, 2024. To vote by telephone, use the control number listed on the Notice of Availability or proxy card, which was provided to you by our vote tabulator, Broadridge Financial Solutions, Inc.; then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Vote by Mail	If you request paper copies of the proxy materials to be sent to you by mail, you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope included with the paper proxy materials.
Beneficial Owners. If your shares of common stock are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name”. If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trustee or other nominee, which is similar to the voting procedures for stockholders of record. Other than ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024, the rules do not permit your broker, bank, trustee or other nominee to vote your shares of stock on any proposal unless you provide them with specific instructions on how to vote your shares of common stock. You should instruct your broker, bank, trustee or other nominee how to vote your shares of common stock by following the directions provided by such party. However, if you request the proxy materials by mail after receiving a Notice of Availability from your broker, bank, trustee or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing such party how to vote your shares.
Can I vote my shares during the Annual Meeting?
Yes. You may vote your shares by logging in to www.virtualshareholdermeeting.com/TWO2024 during the Annual Meeting and following the instructions provided. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Availability. You will be able to vote during the Annual Meeting until such time as the Chairperson declares the polls closed.

How does the Board recommend that I vote my shares, and what vote is required for approval of each proposal at the Annual Meeting?

	Proposal	Board Recommendation	Available Voting Options	Voting Approval Standard	Effect of an Abstention	Effect of a Broker Non-Vote
1.	Election of nine directors	FOR each of the nine nominees	FOR; AGAINST; or ABSTAIN, with respect to each nominee	A nominee who receives a majority of all votes cast “for” such nominee is elected as a director	No Effect	No Effect
2.	Advisory vote relating to executive compensation	FOR	FOR; AGAINST; or ABSTAIN	Majority of all votes cast “for” the proposal	No Effect	No Effect
3.	Ratification of Ernst & Young LLP as our independent registered public accounting firm	FOR	FOR; AGAINST; or ABSTAIN	Majority of all votes cast “for” the proposal	No Effect	Not Applicable

If I submit my proxy, how will my shares of common stock be voted?

How do you hold your Shares?	How your shares will be voted if you specify how to vote:	How your shares will be voted if you do not specify how to vote:
Stockholder of Record (your shares are registered in your name)	The named proxies will vote your shares as you direct on the proxy card.
The named proxies will vote as recommended by the Board of Directors. In the case of Proposal 1, that means your shares will be voted FOR each director nominee. In the case of Proposals 2 and 3, that means your shares will be voted FOR each proposal.

Beneficial Owner (your shares are held in “street name”)	Your bank or broker will vote your shares as you direct them to.
Your bank or broker may use its discretion to vote only on items deemed by the NYSE to be “routine,” such as Proposal 3 - Ratification of Auditors. For non-routine items, such as Proposals 1 and 2, your shares will be considered “uninstructed” and result in a broker non-vote.

How are abstentions and broker non-votes treated?
Pursuant to NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. The only “routine” matter to be voted on at our Annual Meeting is Proposal 3 - Ratification of Auditors. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3.
Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the shares of common stock voting on such matters, but are counted for quorum purposes.
Your vote is important. We urge you to vote, or to instruct your broker, bank, trustee or other nominee how to vote, on all matters before the Annual Meeting. For more information regarding the effect of abstentions and broker non-votes on the outcome of a vote, please see “How does the Board recommend that I vote my shares, and what vote is required for approval of each Proposal at the Annual Meeting?” and “If I submit my proxy, how will my shares be voted?”
Can I change my vote after submitting my proxy?
You may change your vote at any time before the proxy is exercised. For holders of record of our common stock, if you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting via the Internet during the virtual Annual Meeting or by giving written notice of such revocation to the Secretary. If you voted by Internet or telephone, you may also change your vote with a timely and valid later-dated Internet or telephone vote, as the case may be, or by voting via the Internet during the Annual Meeting. Attendance at the virtual Annual Meeting will not have the effect of revoking a proxy unless: (i) you give proper written notice of revocation to the Secretary before the proxy is exercised; or (ii) you vote online during the Annual Meeting.
Notices of revocation of proxies should be sent to Two Harbors Investment Corp., Attention: Rebecca B. Sandberg, Chief Legal Officer and Secretary, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416. The notice of revocation must be received no later than Tuesday, May 14, 2024.
Who will count the votes?
Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes and will act as our Inspector of Elections for the Annual Meeting.
How can I attend the Annual Meeting?
The Annual Meeting will be conducted virtually via the Internet on Wednesday, May 15, 2024. You can attend the meeting by logging in to www.virtualshareholdermeeting.com/TWO2024 and following the instructions provided on your Notice of Availability. We recommend that you log in at least ten minutes before the Annual Meeting to ensure you are logged in when the meeting starts. Only stockholders who own shares of our common stock as of the record date, March 20, 2024, may submit questions and vote at the Annual Meeting. You may still virtually attend the Annual Meeting if you vote by proxy in advance of the Annual Meeting.
If you wish to attend the virtual Annual Meeting at a location provided by us, our legal counsel, Stinson LLP, will air the webcast at its offices located at 50 South Sixth Street, Suite 2600, Minneapolis, Minnesota 55402. Please note that no members of management or the Board of Directors will be in attendance at this location and you will not have the ability to vote your shares during the Annual Meeting from this location. If you wish to attend the Annual Meeting via webcast at Stinson LLP’s offices, you must complete and return the Reservation Request Form found at the end of this Proxy Statement.
How can I submit questions for the Annual Meeting?
You may submit questions prior to the meeting at www.proxyvote.com or during the meeting by logging in to www.virtualshareholdermeeting.com/TWO2024. Questions pertinent to matters to be acted upon at the Annual Meeting as well as appropriate questions regarding the business and operations of the company will be answered during the Annual Meeting, subject to time constraints. In the interests of time and efficiency, we reserve the right to group questions of a similar nature together to facilitate the question and answer portion of the meeting. We may not be able to answer all questions submitted during the allotted time.
What is householding?
We may send a single Notice of Availability, as well as other stockholder communications, to any household at which two or more stockholders reside unless we receive other instruction from you. This practice, known as “householding”, is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice of Availability is being householded and you wish to receive multiple copies of the Notice of Availability, or if you are receiving multiple copies and would like to receive a single copy, you may contact:
Broadridge Financial Solutions, Inc.
Householding Department
51 Mercedes Way
Edgewood, New York 11717
1-866-540-7095
If you participate in householding and would like to receive a separate copy of our 2023 Annual Report, Notice of Availability or Proxy Statement, please contact Broadridge in the manner described above. Broadridge will deliver the requested documents to you promptly upon receipt of your request.

Who pays for the cost of proxy preparation and solicitation?
We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock. We will reimburse these third parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services. We have retained D.F. King & Co., Inc. for an estimated fee of $8,500, plus out of pocket expenses, to assist us in soliciting proxies.
Who can help answer my questions?
    If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the enclosed proxy card, please contact our Investor Relations department at our principal executive office:
Two Harbors Investment Corp.
1601 Utica Avenue South, Suite 900
St. Louis Park, MN 55416
Phone (612) 453-4100
Facsimile: (612) 453-4196
Email: investors@twoharborsinvestment.com
Attention: Investor Relations

OTHER MATTERS
Meeting Matters
Our Board of Directors does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all matters properly brought before the meeting by our Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote on such matters in their discretion to the extent permitted by law.
Stockholder Proposals and Director Nominations for 2025 Annual Meeting
Our 2025 annual meeting is expected to be held on or about May 15, 2025. If a stockholder intends to submit a proposal for inclusion in our proxy statement for our 2025 annual meeting pursuant to Rule 14a-8 under the Exchange Act, the stockholder proposal must be received by the Secretary of Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, on or before December 4, 2024. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. We suggest such proposals be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.
Stockholders may (outside of Rule 14a-8) nominate candidates for election to the Board of Directors or propose business for consideration at our 2025 annual meeting under Maryland law and our Bylaws. Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of our Board of Directors; or (iii) by a stockholder who was a stockholder of record both at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our Bylaws. Under our Bylaws, notice of such a nomination or proposal of other business must generally be provided to the Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In addition, any such nomination or proposal must include the information required by our Bylaws. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2025 annual meeting must notify us in writing of such proposal by December 4, 2024, but in no event earlier than November 4, 2024.
In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company's nominees must provide notice that sets for the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2025.
Annual Report
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, will be sent to any stockholder, without charge, upon written request to Two Harbors Investment Corp., Attention: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416. You also may obtain our Annual Report on Form 10-K on the Internet at the SEC’s website, www.sec.gov, or on our website at www.twoharborsinvestment.com. Our 2023 Annual Report, which contains information about our business, but is not part of our disclosure deemed to be filed with the SEC, is also available on our website at www.twoharborsinvestment.com.

Detach Here

TWO HARBORS INVESTMENT CORP.
2024 ANNUAL MEETING OF STOCKHOLDERS
RESERVATION REQUEST FORM

If you wish to attend the webcast of Two Harbors Investment Corp.’s 2024 Annual Meeting of Stockholders at the offices of Stinson LLP (located at 50 South Sixth Street, Suite 2600, Minneapolis, Minnesota 55402), you must complete the following information and return the form to Two Harbors Investment Corp., Attention: Rebecca B. Sandberg, Chief Legal Officer and Secretary, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416. Please note that no members of management or the Board of Directors will be in attendance at Stinson LLP’s offices and you will not have the ability to vote your shares from that location. This form must be received by Two Harbors Investment Corp. no later than May 14, 2024.

Your name and address:

Number of shares of Two Harbors common stock you hold:

Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Record stockholder:

(name of your bank, broker, or other nominee)

THIS IS NOT A PROXY CARD

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TWO2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M Eastern Time on May 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37724-P05191

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWO HARBORS INVESTMENT CORP.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. E. Spencer Abraham	☐	☐	☐
1b. James J. Bender	☐	☐	☐
1c. Sanjiv Das	☐	☐	☐
1d. William Greenberg	☐	☐	☐
1e. Karen Hammond	☐	☐	☐
1f. Stephen G. Kasnet	☐	☐	☐
1g. W. Reid Sanders	☐	☐	☐
1h. James A. Stern	☐	☐	☐
1i. Hope B. Woodhouse	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Advisory vote on the compensation of our executive officers.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V37725-P05191

TWO HARBORS INVESTMENT CORP.
Annual Meeting of Stockholders
May 15, 2024 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby authorizes and appoints William Greenberg and Rebecca B. Sandberg, and each of them, as proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held virtually on Wednesday, May 15, 2024, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR the advisory vote on executive compensation, FOR ratification of the appointment of auditors, and according to the discretion of the proxy holders, on any other matters that may properly come before the meeting or any postponement or adjournment thereof. This proxy is revocable.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Annual Meeting of Stockholders.

Continued and to be signed on reverse side